Exhibit 2.1


                         AGREEMENT OF SALE AND PURCHASE

                                     BETWEEN


                              ONE OVERTON PARK LLC

                                    as Seller

                                       AND


                            FSP ONE OVERTON PARK LLC


                                  as Purchaser

                                  pertaining to

                                One Overton Park
                            3625 Cumberland Boulevard
                                Atlanta, Georgia


                            EXECUTED EFFECTIVE AS OF

                                  May 19, 2006

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS ........................................................1
         Section 1.1    Definitions...........................................1
         Section 1.2    References; Exhibits and Schedules....................7

ARTICLE II AGREEMENT OF PURCHASE AND SALE.....................................7
         Section 2.1    Agreement.............................................7
         Section 2.2    Indivisible Economic Package..........................8

ARTICLE III CONSIDERATION ....................................................8
         Section 3.1    Purchase Price........................................8
         Section 3.2    Assumption of Obligations.............................8
         Section 3.3    Method of Payment of Purchase Price...................9
         Section 3.4    Independent Consideration.............................9

ARTICLE IV EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS......................9
         Section 4.1    The Deposit...........................................9
         Section 4.2    Escrow Instructions...................................10
         Section 4.3    Documents Deposited into Escrow.......................10
         Section 4.4    Close of Escrow.......................................10
         Section 4.5    Termination Notices...................................11
         Section 4.6    Indemnification of Title Company......................11
         Section 4.7    Maintenance of Confidentiality by Title Company.......12
         Section 4.8    Investment of Earnest Money Deposit...................12
         Section 4.9    Designation of Reporting Person.......................12

ARTICLE V INSPECTION OF PROPERTY..............................................13
         Section 5.1    Entry and Inspection..................................13
         Section 5.2    Document Review.......................................14
         Section 5.3    Entry and Inspection Obligations......................15
         Section 5.4    No Right of Termination...............................16
         Section 5.5    Sale "As Is"..........................................16
         Section 5.6    Purchaser's Release of Seller.........................18

ARTICLE VI TITLE AND SURVEY MATTERS...........................................19
         Section 6.1    Survey................................................19
         Section 6.2    Title Commitment......................................19

ARTICLE VII INTERIM OPERATING COVENANTS AND ESTOPPEL..........................20
         Section 7.1    Interim Operating Covenants...........................20
         Section 7.2    Estoppel..............................................21
         Section 7.3    Service Contracts.....................................22

ARTICLE VIII REPRESENTATIONS AND WARRANTIES...................................23
         Section 8.1    Seller's Representations and Warranties...............23
         Section 8.2    Purchaser's Representations and Warranties............26

ARTICLE IX CONDEMNATION AND CASUALTY..........................................27
         Section 9.1    Significant Casualty..................................27


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         Section 9.2    Casualty of Less Than a Significant Portion...........27
         Section 9.3    Condemnation of Property..............................27

ARTICLE X CLOSING ............................................................28
         Section 10.1   Closing...............................................28
         Section 10.2   Purchaser's Closing Obligations.......................28
         Section 10.3   Seller's Closing Obligations..........................29
         Section 10.4   Prorations............................................30
         Section 10.5   Delivery of Real Property.............................32
         Section 10.6   Costs of Title Company and Closing Costs..............32
         Section 10.7   Post-Closing Delivery of the Notice Letters...........32

ARTICLE XI BROKERAGE .........................................................33
         Section 11.1   Brokers...............................................33

ARTICLE XII CONFIDENTIALITY...................................................33
         Section 12.1   Confidentiality.......................................33

ARTICLE XIII REMEDIES ........................................................34
         Section 13.1   Default by Seller.....................................34
         Section 13.2   Default by Purchaser..................................34
         Section 13.3   Consequential and Punitive Damages....................35

ARTICLE XIV NOTICES ..........................................................35
         Section 14.1   Notices...............................................35

ARTICLE XV ASSIGNMENT AND BINDING EFFECT......................................37
         Section 15.1   Assignment; Binding Effect............................37

ARTICLE XVI PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF
                        REPRESENTATIONS, WARRANTIES AND COVENANTS.............37
         Section 16.1   Survival of Representations, Warranties and
                        Covenants.............................................37

ARTICLE XVII MISCELLANEOUS ...................................................38
         Section 17.1   Waivers...............................................38
         Section 17.2   Recovery of Certain Fees..............................38
         Section 17.3   Time of Essence.......................................38
         Section 17.4   Construction..........................................38
         Section 17.5   Counterparts..........................................39
         Section 17.6   Severability..........................................39
         Section 17.7   Entire Agreement......................................39
         Section 17.8   Governing Law.........................................39
         Section 17.9   No Recording..........................................39
         Section 17.10  Further Actions.......................................39
         Section 17.11  No Other Inducements..................................39
         Section 17.12  Exhibits..............................................39
         Section 17.13  No Partnership........................................40
         Section 17.14  Limitations on Benefits...............................40
         Section 17.15  Exculpation...........................................40
         Section 17.16  Audit.................................................40


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EXHIBITS AND SCHEDULES

Exhibit A   - List of Personal Property
Exhibit B   - Legal Description of Real Property
Exhibit C   - Tenant Leases
Exhibit D   - Form of Tenant Estoppel Certificate
Exhibit E   - List of Pending Lawsuits
Exhibit F   - General Conveyance, Bill of Sale, Assignment and Assumption
Exhibit G   - Deed
Exhibit H   - Non-Foreign Entity Certification
Exhibit I   - Service Contracts


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

                         AGREEMENT OF SALE AND PURCHASE

            THIS AGREEMENT OF SALE AND PURCHASE (this "Agreement") is entered into and effective for all purposes as of May 19, 2006 (the "Effective Date"), by and between ONE OVERTON PARK LLC, a Delaware limited liability company, ("Seller"), and FSP ONE OVERTON PARK LLC, a Delaware limited liability company ("Purchaser").

            In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

            "Affiliate" means as to any person or entity, any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person or entity, as the case may be. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement" has the meaning ascribed to such term in the opening paragraph.

            "Air Rights Declaration" means that certain Declaration of Covenants, Conditions, Restrictions and Easements for Air Rights dated as of April 22, 2002, recorded in Deed Book 13566, Pages 889 et seq., of the Records, as amended by First Amendment to Declaration of Covenants, Conditions, Restrictions and Easements dated as of February 12, 2003 recorded in Deed Book 13689, Pages 5636 et. seq. in the Records.

            "Air Rights Estoppel Certificate" the meaning ascribed to such term in Section 7.2(b).

            "Authorities" means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements or any portion thereof.

            "Broker" has the meaning ascribed to such term in Section 11.1.

            "Business Day" means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. ss. 9601 et seq.), as the same may be amended.


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

            "Certificate as to Foreign Status" has the meaning ascribed to such term in Section 10.3(e).

            "Certifying Party" has the meaning ascribed to such term in Section 4.5.

            "Closing" means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

            "Closing Date" means the date on which the Closing occurs, which date will, subject to Seller's right to extend the Closing Date pursuant to
Section 7.2 below, be the date which is fifteen (15) days following the expiration of the Inspection Period, provided, however, that if Purchaser elects to extend the Inspection Period from 15 days to 21 days pursuant to Section 5.1(a), then the Closing Date shall be the date which is seven (7) days following the expiration of the Inspection Period, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing.

            "Closing Statement" has the meaning ascribed to such term in Section 10.4(a).

            "Closing Surviving Obligations" means the covenants, rights, liabilities and obligations that this Agreement expressly provides are to survive the Closing.

            "Closing Time" has the meaning ascribed to such term in Section 10.4(a).

            "Code" has the meaning ascribed to such term in Section 4.9.

            "Commitment" has the meaning ascribed to such term in Section
6.2(a).

            "Confidentiality Agreement" means that certain Confidentiality Agreement dated April 19, 2006, executed by Purchaser.

            "Deed" has the meaning ascribed to such term in Section 10.3(a).

            "Deposit" has the meaning ascribed to such term in Section 4.1.

            "Deposit Time" means 10:00 a.m. eastern time on the Business Day that is the Closing Date.

            "Documents" has the meaning ascribed to such term in Section 5.2(a).

            "Earnest Money Deposit" has the meaning ascribed to such term in
Section 4.1.

            "Effective Date" has the meaning ascribed to such term in the opening paragraph of this Agreement.

            "Environmental Laws" means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Purchaser, and as same


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

have been amended, modified or supplemented from time to time prior to and are in effect as of the date of this Agreement, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. ss. 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss. 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. ss. 7401 note, et seq.), comparable state and local laws, and any and all rules and regulations which are in effect as of the date of this Agreement under any and all of the aforementioned laws.

            "Escrow Instructions" has the meaning ascribed to such term in
Section 4.2.

            "Exchange" the meaning ascribed to such term in Section 17.17.

            "Existing Survey" has the meaning ascribed to such term in Section 6.1.

            "Final Reconciliation Date" has the meaning ascribed to such term in
Section 10.4(a).

            "General Conveyance" has the meaning ascribed to such term in
Section 10.2(b).

            "Governmental Regulations" means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller's use and operation of the Real Property or the Improvements or any portion thereof.

            "Hazardous Substances" means all (a) asbestos, radon gas, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls of 50 ppm or greater, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, waste, petroleum products or byproducts, asbestos, PCBs, phosphates, lead or other heavy metals, chlorine or radon gas, (c) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in any Environmental Law, including, without limitation CERCLA, RCRA, the National Environmental Policy Act (42 U.S.C. ss. 4321 et seq.), the Hazardous Substances Transportation Act, the Toxic Substances Control Act, the Clean Water Act (33 U.S.C. ss. 1321 et seq.), the Clean Air Act, the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such Laws have been amended and/or supplemented from time to time prior to the date of this Agreement, and any and all rules and regulations promulgated under any of the above, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws, in effect as of or prior to the date of this Agreement or as the same may be amended or supplemented after the date of this Agreement.

            "Initial Deposit" has the meaning described to such term in Section 4.1.


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

            "Improvements" means all buildings, structures, fixtures, parking areas and improvements owned by Seller and located on the Real Property.

            "Independent Consideration" has the meaning ascribed to such term in
Section 3.4.

            "Inspection Agreement" means that certain Inspection Agreement dated May 8, 2006 between Seller and Purchaser.

            "Inspection Period" has the meaning ascribed to such term in Section 5.1(a).

            "Licensee Parties" has the meaning ascribed to such term in Section 5.1(b).

            "Licenses and Permits" means, collectively, all of Seller's right, title and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.

            "Major Tenants" has the meaning ascribed to such term in Section 7.2(a).

            "New Defects" has the meaning ascribed to such term in Section
6.2(d).

            "Official Records" means the records of the Clerk of Superior Court of Cobb County, Georgia.

            "Operating Expense Recoveries" has the meaning ascribed to such term in Section 10.4(c).

            "OPOA Estoppel" the meaning ascribed to such term in Section 7.2(c).

            "Other Party" has the meaning ascribed to such term in Section 4.5.

            "Permitted Exceptions" has the meaning ascribed to such term in
Section 6.2(a).

            "Permitted Outside Parties" has the meaning ascribed to such term in
Section 5.2(b).

            "Personal Property" means all of Seller's right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements and described on Exhibit A attached hereto.

            "Property" has the meaning ascribed to such term in Section 2.1.

            "Proration Items" has the meaning ascribed to such term in Section 10.4(a).

            "Purchase Price" has the meaning ascribed to such term in Section
3.1.


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

            "Purchaser" has the meaning ascribed to such term in the opening paragraph of this Agreement.

            "Purchaser's Information" has the meaning ascribed to such term in
Section 5.2(c).

            "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.

            "Real Property" means those certain parcels of or interests in real property owned by Seller commonly known as One Overton Park, as more particularly described on Exhibit B attached hereto and made a part hereof, SAVE AND EXCEPT the Air Rights Parcel (as defined in the Air Rights Declaration) together with all of Seller's right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller's right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and all of Seller's right, title and interest in and to any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property, but subject to the Air Rights (as defined in the Air Rights Declaration).

            "Records and Plans" means, collectively: (i) all books and records, including but not limited to property operating statements for 2003, 2004, 2005 and 2006 year-to-date, specifically relating to the Improvements; (ii) all structural reviews, architectural drawings and engineering, environmental, soils, seismic, geologic and architectural reports, studies and certificates pertaining to the Real Property or the Improvements; and (iii) all final plans, specifications and drawings of the Improvements or any portion thereof. The terms "Records and Plans" shall not include (1) any document or correspondence which would be subject to the attorney- client privilege; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller's Affiliates relating to Seller's valuation of the Property;
(5) appraisals of the Property whether prepared internally by Seller or Seller's Affiliates or externally; (6) any confidential or proprietary documents or items; (7) any documents or items which are not in Seller's possession or control; and (8) any materials projecting or relating to the future performance of the Property. Notwithstanding anything to the contrary contained herein, Seller shall have the right to retain a photocopy of all Records and Plans.

            "Rentals" has the meaning ascribed to such term in Section 10.4(b), and some may be "Delinquent" in accordance with the meaning ascribed to such term in Section 10.4(b).

            "Reporting Person" has the meaning ascribed to such term in Section 4.9(a).

            "Required Estoppel Amount" means the number of Tenant Estoppel Certificates received from Tenants who, in the aggregate, lease at least eighty-five percent (85%) (determined on the basis of square footage) of the Improvements which are subject to Tenant Leases as of the Effective Date.


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

            "Seller" has the meaning ascribed to such term in the opening paragraph of this Agreement.

            "Seller Estoppel" has the meaning ascribed to such term in Section 7.2(a).

            "Service Contracts" means all of Seller's right, title and interest in all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on
Exhibit I attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(g), except that any management agreement or brokerage agreement will be terminated at Closing and is excluded from such term.

            "Service Contact Notice Letters" has the meaning ascribed to such term in Section 10.7.

            "Significant Portion" means damage by fire or other casualty to the Real Property and/or the Improvements or a portion thereof requiring repair costs in excess of $2,000,000 as such repair costs are reasonably estimated by Seller.

            "Supplemental Deposit" has the meaning ascribed to such term in
Section 4.1.

            "Tenant Estoppel Certificate" has the meaning ascribed to such term in Section 7.2.

            "Tenant Leases" means those certain lease agreements described on Exhibit C, and (ii) any and all new written renewals, amendments, modifications and supplements to the foregoing entered into after the Effective Date and prior to the Closing Date, and, as to (ii) only, to the extent approved by Purchaser pursuant to Section 7.1(e) to the extent such approval is required under Section 7.1(e).

            "Tenant Notice Letter" has the meaning ascribed to such term in
Section 10.7.

            "Tenant" means any tenant that leases all or part of the Improvements pursuant to a Tenant Lease, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through such Tenants.

            "Termination Surviving Obligations" means the rights, liabilities and obligations that this Agreement expressly provides are to survive termination of this Agreement.

            "Title Company" means Piedmont Title Company.

            "Title Notice" has the meaning ascribed to such term in Section 6.2(d).

            "Title Policy" has the meaning ascribed to such term in Section 6.2(a).


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

            "To Seller's Knowledge" means the present actual (as opposed to constructive or imputed) knowledge, as of the Effective Date, solely of Katherine Brooks, the Property Manager for the Property, Tori Kerr, the Project Manager for the Property and Kurt Hartman, the Project Officer for the Property, without any independent investigation or inquiry whatsoever. Seller hereby confirms that the named individuals are the parties with the most knowledge of the Property. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller's knowledge. None of such individuals shall be deemed to be a party to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to any such individual for any of Seller's representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against any such individual).

            "Warranties" means, collectively, all of Seller's right, title and interest, if any, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all existing warranties and guaranties issued to or held by Seller in connection with the Real Property or Personal Property.

      Section 1.2 References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words "herein," "hereof," "hereinafter" and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE

      Section 2.1 Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the "Property"):

            (a) the Real Property;

            (b) the Improvements;

            (c) the Personal Property;

            (d) all of Seller's right, title and interest as lessor in and to the Tenant Leases;

            (e) all of Seller's right, title and interest, if any, in, to and under the Service Contracts, the Licenses and Permits and the Warranties, in each case to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained;

            (f) all of Seller's right, title and interest, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), in and to all trade names, trademarks, logos and service marks (in each case, if any) utilized solely by Seller in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Seller, its Affiliates, the property manager and the Tenant).


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

      Section 2.2 Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

                                   ARTICLE III
                                  CONSIDERATION

      Section 3.1 Purchase Price. The purchase price for the Property (the "Purchase Price") will be Eighty-Five Million Dollars ($85,000,000.00) in lawful currency of the United States of America, payable as provided in Section 3.3.

      Section 3.2 Assumption of Obligations.

            (a) As additional consideration for the purchase and sale of the Property, effective as of Closing, Purchaser will be deemed to have, and by virtue of closing the purchase of the Property Purchaser shall have: (1) assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Seller and Seller's Affiliates pursuant to the Tenant Leases and the Service Contracts assigned to Purchaser and which are to be performed on or subsequent to the Closing Date and (ii) all of the covenants and obligations of Seller under the Tenant Leases and Service Contracts and the Licenses and Permits assigned to Purchaser and relating to the physical or environmental condition of the Property, regardless of whether such obligations arise before or after the Closing Date; and (2) assumed and agreed to discharge, perform and comply with each and every liability, duty, covenant or obligation of Seller or any of its Affiliates resulting from, arising out of or in any way related to the Licenses and Permits or any other document of record constituting a Permitted Exception and arising or accruing on or after the Closing Date. PURCHASER HEREBY INDEMNIFIES, DEFENDS, AND HOLDS SELLER AND ITS AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIENS, DAMAGES, DEMANDS, CAUSES OF ACTION, LIABILITIES, LAWSUITS, JUDGMENTS, LOSSES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) ASSERTED AGAINST OR INCURRED BY SELLER OR ITS AFFILIATES BY REASON OF AND ARISING OUT OF THE FAILURE OF PURCHASER TO PERFORM ITS OBLIGATIONS PURSUANT TO THIS SECTION 3.2(a). THE PROVISIONS OF THIS SECTION 3.2(a) SHALL FULLY SURVIVE THE CLOSING WITHOUT LIMITATION.

            (b) Effective as of Closing, Seller will be deemed to have, and by virtue of closing the sale of the Property Seller shall have, agreed to indemnify, defend and hold Purchaser harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) asserted against or incurred by Purchaser by reason of or arising out of any failure by Seller to perform its obligations under the Tenant Leases and Service Contracts assigned to Purchaser to the extent the same arose prior to the Closing Date, other than any obligations relating to the physical or environmental conditions of the Property, which obligations are expressly assumed by Purchaser as provided in Section 3.2(a) above; provided, however, that Seller's obligations under this subsection (b) shall not apply to any claims which (i) are based on any matter which is identified in this Agreement (including the Schedules and Exhibits hereto) as an exception or qualification to any representation or warranty of Seller set forth herein, or in any estoppel certificate delivered to Purchaser at or prior to the Closing pursuant to this Agreement by the Tenant, (ii) are based on any matter constituting a breach of Seller's representations and warranties that is deemed waived by Purchaser pursuant to the terms of this Agreement or (iii) are based on a liability which was taken into account as a Closing adjustment pursuant to
Section 10.4. The provisions of this Section 3.2(b) are subject in all events to the provisions of Section 16.1 below. This Section 3.2(b) shall survive Closing only to the extent provided in Section 16.1 below.

      Section 3.3 Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (less the Deposit and subject to adjustments described in Section 10.4), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. Subject to the terms and conditions hereof, no later than 10:00 a.m. Central Time on the Closing Date: (a) Purchaser will instruct the Title Company to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement; and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.

      Section 3.4 Independent Consideration. The sum of One Hundred Dollars ($100.00) (the "Independent Consideration") out of the Earnest Money Deposit is independent of any other consideration provided hereunder, shall be fully earned by Seller upon the Effective Date hereof, and is not refundable to Purchaser under any circumstances. Accordingly, if this Agreement is terminated for any reason by either party, the Independent Consideration shall be paid by the Title Company to Seller. This provision shall survive the termination of this Agreement.

                                   ARTICLE IV
                  EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS

      Section 4.1 The Deposit. Within three (3) Business Days after the execution and delivery of this Agreement, Purchaser shall deposit with the Title Company, in good funds immediately collectible by the Title Company, the sum of Eight Hundred Fifty Thousand Dollars ($850,000.00) (the "Initial Deposit"), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. Unless Purchaser terminates this Agreement by delivering notice thereof to Seller on or before the expiration of the Inspection Period as provided in Section 5.1 below, Purchaser shall on or before the expiration of the Inspection Period deposit with the Title Company, in good funds immediately collectible by the Title Company, the additional sum of Three Million One

Hundred Fifty Thousand Dollars ($3,150,000.00) (the "Supplemental Deposit"; the Initial Deposit and the Supplemental Deposit are herein collectively referred to as the "Deposit") which will be held in escrow by the Title Company pursuant to the terms of this Agreement. The Deposit (plus all interest earned thereon), less the Independent Consideration, shall be the "Earnest Money Deposit" for purposes of this Agreement.

      Section 4.2 Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the "Escrow Instructions"). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.

      Section 4.3 Documents Deposited into Escrow. On or before the Deposit
Time,

            (a) Purchaser will cause the difference between the Purchase Price and the Deposit and interest thereon through and including the date of delivery of such Deposit to either Purchaser or Seller in accordance with this Agreement (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company's escrow account, in accordance with the timing and other requirements of Section 3.3;

            (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2 below; and

            (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3 below.

      Section 4.4 Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.5 (or if such a notice has been previously received, provided that the Title Company has received from such party a withdrawal of such notice), when Purchaser and Seller have delivered the documents and closing funds required by Section 4.3, the Title Company will:

            (a) If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.9;

            (b) Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;

            (c) Disburse to Seller, by wire transfer to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, comprised of the Purchase Price as adjusted in accordance with the provisions of this Agreement;

            (d) Deliver the Deed to Purchaser by causing the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording;

            (e) Issue to Purchaser its commitment to issue the Title Policy required by Section 6.2(a) of this Agreement;

            (f) Deliver to Seller, in addition to Seller's Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and

            (g) Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.

      Section 4.5 Termination Notices. If at any time the Title Company receives a certificate of either Seller or Purchaser (for purposes of this Section 4.5, the "Certifying Party") stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and
(b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.5, the "Other Party") prior to or contemporaneously with the giving of such certificate to the Title Company, then, unless the Title Company has then previously received, or receives within three (3) Business Days after receipt of the Certifying Party's certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing three (3) Business Day period, will deliver the Independent Consideration to Seller and the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within three (3) Business Days following the Title Company's receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.6. Notwithstanding anything to the contrary contained herein, in accordance with Section 5.1(a) hereof, the Title Company shall release the Earnest Money Deposit to Purchaser upon Purchaser's unilateral request therefor at any time prior to the expiration of the Inspection Period, regardless of any contrary instructions which may be received from the Seller.

      Section 4.6 Indemnification of Title Company. If this Agreement or any matter relating hereto becomes the subject of any litigation or controversy, Purchaser and Seller, jointly and severally, will hold Title Company free and harmless from any loss or expense, including reasonable attorneys' fees, that may be suffered by it by reason thereof other than as a result of Title Company's gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon delivery of the Independent Consideration to Seller and the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.

      Section 4.7 Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, prior to the Closing the Title Company will maintain in strict confidence and, without the prior written consent of Purchaser and Seller in each instance, will not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby.

      Section 4.8 Investment of Earnest Money Deposit. Title Company will invest and reinvest the Deposit, at the instruction and sole election of Purchaser, only in bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, as directed by Purchaser, and in no event maturing beyond the Closing Date,. The investment of the Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income of Purchaser until such time as Seller is entitled to the Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Deposit.

      Section 4.9 Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes hereof, the "Code"), and any related reporting requirements of the Code, the parties hereto agree as follows:

            (a) The Title Company (for purposes of this Section 4.9, the "Reporting Person"), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.

            (b) Seller and Purchaser each hereby agree:

                  (i) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

                  (ii) to provide to the Reporting Person such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

            (c) Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

            (d) The addresses for Seller and Purchaser are as set forth in
Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit B. The provisions of this Section 4.9 shall survive the Closing.

                                    ARTICLE V
                             INSPECTION OF PROPERTY

      Section 5.1 Entry and Inspection.

            (a) Purchaser shall have from the date of the Inspection Agreement through and including May 30, 2006 (the "Inspection Period") to examine, inspect and investigate the Property in accordance with the terms and conditions of this
Article V and, in Purchaser's sole judgment and discretion, to determine whether the Property is acceptable to Purchaser. Notwithstanding the foregoing, Purchaser shall have the one time right to extend the Inspection Period until June 5, 2006, which right to extend must be exercised, if at all, by written notice to Seller given on or before May 26, 2006. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement by giving notice of termination to Seller (the "Termination Notice") on or before the expiration of the Inspection Period. If Purchaser does not deliver a Termination Notice, this Agreement shall continue in full force and effect. If this Agreement terminates pursuant to this Section 5.1(a), the Independent Consideration shall be paid to Seller and the Earnest Money Deposit shall be refunded to Purchaser immediately upon request of Purchaser, and all further rights and obligations of the parties under this Agreement shall terminate (except for the Termination Surviving Obligations).

            (b) From and after the Effective Date, but subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the "Licensee Parties") the right to enter upon the Real Property at all reasonable times during normal business hours to perform additional inspections of the Property (subject to the terms of the Tenant Leases regarding notification to Tenants of such entry) and communicate with the Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with the Tenants unless interviews and communications are coordinated through Seller and Seller shall have the right to participate in any such communications. Purchaser will provide to Seller written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property at least 24 hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller's option, Seller may be present for any such entry, inspection and communication with the Tenant. Any such inspections shall be subject to the terms of the applicable Tenant Lease. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller's specific prior written consent, which consent may be withheld, delayed or conditioned in Seller's sole and absolute discretion; provided, however, that prior to giving any such approval, Seller shall be provided with a written sampling plan in reasonable detail in order to allow

Seller a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken. If Purchaser or any Licensee Party takes any sample from the Real Property in connection with any testing, Purchaser shall, upon the request of Seller, provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing.

            (c) Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with the transaction contemplated by this Agreement.

      Section 5.2 Document Review.

            (a) Purchaser expressly acknowledges and confirms that, prior to the expiration of the Inspection Period, Purchaser and its authorized agents or representatives shall have reviewed, inspected, examined, analyzed, verified and photocopied, or had the opportunity to review, inspect, examine, analyze, verify and photocopy, at either the office of Seller, Seller's property manager or at the Real Property, the following relative to the Property (collectively, the "Documents"): (i) existing environmental reports and studies of the Property;
(ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the year preceding the Effective Date; (iii) copies of the Tenant Leases, the Service Contracts, the Licenses and Permits, the Warranties (to the extent written) and the Records and Plans; (iv) a current inventory of the Personal Property; (v) a copy of the rent roll for the Property; and (vi) copies of any correspondence in Seller's possession received by Seller from any Tenant, any parties to the Service Contracts or Warranties, and any governmental authorities with respect to any violations by Landlord with respect to the Tenant Leases, Service Contracts, Licenses and Permits and Warranties, as applicable.

            (b) Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and have been provided to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Subject only to the provisions of Article XII, Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser's organization other than its attorneys, partners, members, accountants, appraisers, engineers, consultants, lenders or investors (collectively, for purposes of this Section 5.2(b), the "Permitted Outside Parties"). Purchaser further agrees that within its organization, or as to the Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for determining the feasibility of Purchaser's acquisition of the Property, or the feasibility of a potential investment therein. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenant are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.2 and
Article XII. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver.

            (c) Purchaser will return to Seller all copies Purchaser has made of the Documents and all copies of any studies, reports or test results regarding any part of the Property obtained by Purchaser, before or after the execution of this Agreement, in connection with Purchaser's inspection of the Property (collectively, "Purchaser's Information") not later than ten (10) Business Days following the time this Agreement is terminated for any reason.

            (d) Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller's ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1 below, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller's Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.

            (e) Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser's obligations pursuant to this Section 5.2 and such obligations shall expressly survive the termination of this Agreement.

      Section 5.3 Entry and Inspection Obligations.

            (a) Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with the Tenant, Purchaser and the other Licensee Parties will not: disturb the Tenants or interfere with any Tenant's use of the Property pursuant to its Tenant Lease; interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by the Tenants or any other person or entity; injure or otherwise cause bodily harm to Seller or the Tenants, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser's rights under this Article V; communicate with the Tenants without first coordinating such communications through Seller and without first giving Seller the right to participate in any such communications; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser's organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) and
Article XII. Purchaser will: (i) maintain and cause those entering the Property to maintain comprehensive general liability (occurrence) insurance in terms (including contractual indemnity coverage with respect to the indemnity in Section 5.3(b)) and amounts satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspections, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs. Nothing contained in this Section 5.3 shall be deemed or construed as Seller's consent to any further physical testing or sampling with respect to the Property after the date hereof.

            (b) Purchaser hereby indemnifies, defends and holds Seller and its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys' fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3.

            (c) Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser's obligations pursuant to this Section 5.3 and such obligations shall expressly survive the Closing and any termination of this Agreement.

      Section 5.4 No Right of Termination. Purchaser acknowledges and agrees that the right to enter and inspect and examine the Property and communicate with the Tenants pursuant to Article V has been given to Purchaser solely as an accommodation to Purchaser in connection with Purchaser's contemplated ownership and operation of the Property following the Closing. Prior to the expiration of the Inspection Period, Purchaser shall conduct such inspections, examinations, tests, evaluations and assessments of the Property as Purchaser deemed necessary, appropriate and prudent and Purchaser shall have no right to terminate this Agreement based upon the results of any such inspections, examinations, tests, evaluations or assessments after the expiration of the Inspection Period.

      Section 5.5 Sale "As Is". THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED OR WILL CONDUCT ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE SPECIFIC MATTERS REPRESENTED IN SECTION 8.1 HEREOF (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED

TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANT AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN
SECTION 8.1 OF THIS AGREEMENT (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property. Purchaser has conducted or will conduct such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deemed necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller in Section 8.1 hereof as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was or will be obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser's inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, "AS IS, WHERE IS," with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, an Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the "AS IS, WHERE IS" nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser's counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any closing documents.

                                                                   /s/ GJC
                                                              ------------------
                                                              Purchaser Initials

      Section 5.6 Purchaser's Release of Seller.

            (a) Seller Released From Liability. Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases Seller, Hines One Overton Park Limited Partnership, Hines Interests Limited Partnership, Multi-Employer Development Partners, L.P., Kennedy Associates Real Estate Counsel, Inc. and any of their respective Affiliates from any and all liability, responsibility and claims arising out of or related to the condition (including the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy (if any) of Seller's representation under Section 8.1(i) hereof (as limited by Section 16.1 of this Agreement). Without limiting the foregoing, Purchaser specifically releases Seller and Seller's Affiliates from any claims Purchaser may have against Seller, Hines One Overton Park Limited Partnership, Hines Interests Limited Partnership, Multi-Employer Development Partners, L.P., Kennedy Associates Real Estate Counsel, Inc. and/or any of their respective Affiliates now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property. The foregoing waivers and releases by Purchaser shall survive either
(i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.

                                                                   /s/ GJC
                                                              ------------------
                                                              Purchaser Initials

            (b) Purchaser's Waiver of Objections. Purchaser acknowledges that it has, or prior to the expiration of the Inspection Period shall have, inspected the Property, observed its physical characteristics and existing conditions and has had, or prior to the expiration of the Inspection Period shall have had, the opportunity to conduct such investigations and studies on and of the Property and adjacent areas as it deems necessary, and subject only to Seller's responsibility for any breach of the warranty and representation contained in
Section 8.1(i) of this Agreement (as limited by Section 16.1 of this Agreement), Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.

            (c) Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.

                                                                   /s/ GJC
                                                              ------------------
                                                              Purchaser Initials

            (d) Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.

                                   ARTICLE VI
                            TITLE AND SURVEY MATTERS

      Section 6.1 Survey. Prior to the execution and delivery of this Agreement, Seller has delivered to Purchaser a copy of that certain survey of the Real Property, dated May 11, 2006, prepared by Valentino & Associates, Inc. (the "Existing Survey"). Seller shall have no obligation to obtain any modification, update or recertification of the Existing Survey; however, Seller shall cooperate with Purchaser in connection with any updated survey Purchaser may desire to obtain.

      Section 6.2 Title Commitment.

            (a) Prior to the execution and delivery hereof, Seller has caused the Title Company to furnish to Purchaser a preliminary title report or title commitment dated May 9, 2006 (the "Commitment"), by the terms of which the Title Company agrees to issue to Purchaser at Closing an owner's policy of title insurance (the "Title Policy") in the amount of the Purchase Price on the ALTA Owner's Policy of Title Insurance (1992 Form) insuring Purchaser's fee simple title to the Real Property to be good and indefeasible, subject to the terms of such policy and the exceptions described therein. Seller shall cause the Title Company to update the Commitment promptly after the Effective Date. Subject to Sections 6.2(b) and 6.2(c), all matters shown on the Existing Survey and exceptions listed in Schedule B of the Commitment are conclusively deemed to be acceptable to Purchaser. The term "Permitted Exceptions" means (i) taxes and assessments for the year of Closing and for any other year if not yet due and payable as of Closing, (ii) all matters approved or deemed approved by Purchaser pursuant to this Section 6.2, (iii) any liens, encumbrances or other matters caused or created by Purchaser or its agents, contractors or representatives, or that may otherwise be approved or consented to by Purchaser in writing and (iv) the Air Rights Declaration and the rights and obligations thereunder. The Title Policy may be delivered after Closing if at the Closing the Title Company issues a currently effective, duly executed "marked up" Commitment and irrevocably commits in writing to issue the Title Policy in the form of the "marked up" Commitment promptly after the Closing Date.

            (b) Purchaser shall notify Seller of any matters shown on the Commitment, the Existing Survey and any updated survey obtained by Purchaser which are objectionable to Purchaser prior to the expiration of the Inspection Period. Seller shall notify Purchaser whether Seller elects to cure any such matters within three (3) days of Seller's receipt of such objections. If Seller elects not to cure any such matters (and Seller shall have no obligation to cure any such matters except as required in paragraph (c) below), Seller shall provide written notice thereof to Purchaser, and Purchaser may elect to terminate this Agreement by written notice to Seller given within three (3) days of receipt of Seller's notice whereupon the Earnest Money Deposit shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement pursuant to the immediately preceding sentence, Purchaser shall be deemed to have waived its objections with respect to the matters Seller elects not to cure.

            (c) Notwithstanding any provision of this Section 6.2 to the contrary, Seller will be obligated to cure only those exceptions to title to the Real Property and Improvements relating to (or, as to (ii) below, cure or cause deletion from the Title Policy or affirmative title insurance over) (i) liens and security interests securing any loan to Seller, (ii) any other liens or security interests created by documents executed by Seller to secure monetary obligations, other than liens for ad valorem taxes and assessments for the current calendar year.

            (d) Any exceptions to title other than the Permitted Exceptions that arise following the effective date of the Commitment and prior the Closing and do not arise by, through or under the actions of Purchaser and which are material and adverse to Purchaser are referred to herein as "New Defects". Purchaser shall have five (5) days after its receipt of written notice of any New Defects within which to notify Seller, in writing, of any such New Defects which are material and adverse to Purchaser and as to which Purchaser reasonably objects (a "Title Notice"). Any New Defects that are not material and adverse to Purchaser shall be deemed Permitted Exceptions for all relevant purposes under this Agreement. Seller shall notify Purchaser whether Seller elects to cure any such New Defects within three (3) days of Seller's receipt of a Title Notice. If Seller elects not to cure any such New Defects (and Seller shall have no obligation to cure any such matters except as required in paragraph (c) above), Seller shall provide written notice thereof to Purchaser, and Purchaser may elect to terminate this Agreement by written notice to Seller given within three
(3) days of receipt of Seller's notice given pursuant to this Section 6.2(d), whereupon the Earnest Money Deposit shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement pursuant to the immediately preceding sentence, Purchaser shall be deemed to have waived its objections with respect to the matters Seller elects not to cure.

                                   ARTICLE VII
                    INTERIM OPERATING COVENANTS AND ESTOPPEL

      Section 7.1 Interim Operating Covenants. Seller covenants to Purchaser that Seller will:

            (a) Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article IX of this Agreement.

            (b) Maintain Insurance. From the Effective Date until Closing, maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Seller's insurance policies covering the Improvements as of the Effective Date.

            (c) Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.

            (d) Comply with Governmental Regulations. From the Effective Date until Closing, not knowingly take any action that Seller knows would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.

            (e) Leases. From the Effective Date until Closing, not enter into any new lease or any amendments, expansions, terminations or renewals of any Tenant Lease without the prior written consent of Purchaser, which consent will not be unreasonably withheld, delayed or conditioned, and will be deemed given unless written objection thereto is given within two (2) Business Days after receipt of the relevant information. Furthermore, nothing herein shall be deemed to require Purchaser's consent to any expansion or renewal to which any Tenant is entitled under the express terms of its Tenant Lease; provided, however, Purchaser shall have the right to consent to the terms of any such expansion or renewal if such terms are not expressly stated in such Tenant Lease (by way of example, but not limitation, determination of "fair market value" rent).

            (f) Notices. To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property.

            (g) Service Contracts. From the Effective Date until Closing, not enter into any service contract other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days notice without penalty or unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned.

            (h) Warranties. From the Effective Date until Closing, not take any action that would invalidate any Warranty or Warranties presently in effect.

      Section 7.2 Estoppels.

            (a) It will be a condition to Closing that Seller obtain and deliver to Purchaser, executed estoppel certificates (each a "Tenant Estoppel Certificate") from the following Tenants: Corporate Holdings; CBIZ, Gas South, Opteum, Jamestown and Bennett Thrasher (such Tenants being herein referred to as the "Major Tenants"), together with such other Tenant Estoppel Certificates, which will, in the aggregate, meet or exceed the Required Estoppel Amount. Such estoppel certificates shall be substantially in the form of Exhibit D without material modification; provided, however, to the extent that the form as so completed requires information not required of any Tenant under the provisions of its Tenant Lease, Seller will exercise good faith efforts to obtain a Tenant Estoppel Certificate in the form completed as provided below, or in a form as close thereto as reasonably possible, but in any event a Tenant Estoppel Certificate executed by Tenant in the form prescribed by the Tenant Lease shall satisfy the requirement of this Section 7.2. Purchaser shall have the right to approve any material modifications, deletions and/or additions to the attached form of Tenant Estoppel Certificate, provided that Purchaser will not unreasonably withhold approval of any such modifications, deletions or additions, so long as the information included in such Tenant Estoppel Certificate is not inconsistent with the information included in the attached form of Tenant Estoppel Certificate. In no event shall Seller's failure to obtain any Tenant Estoppel Certificate in accordance with the provisions of this
Section 7.2 constitute a default by Seller under this Agreement. Seller shall deliver to Purchaser a photocopy of the executed each Tenant Estoppel Certificate promptly after receiving the same from Tenant. If Seller is unable to provide a sufficient number of Tenant Estoppel Certificates to satisfy the Required Estoppel Amount by the date which is two (2) Business Days prior to the Closing Date, then Seller may postpone the Closing Date for up to thirty (30) days to allow Seller time to obtain additional Tenant Estoppel Certificates. Seller shall notify Purchaser in writing of any postponement of the Closing Date pursuant to this Section 7.2, and shall state in such notice the revised Closing Date. For purposes of this Section 7.2(a), a Tenant Estoppel Certificate will be deemed to not have been "delivered" to the extent such Certificate (i) states that Seller is in default under the respective Tenant Lease, (ii) recites any economic terms which are materially different from the economic terms contained in such Tenant Lease, (iii) references any unperformed obligations on the part of Seller under such tenant's Lease (including tenant improvement work) that were otherwise required to be performed prior to the date of the Estoppel Certificate and that Seller does not agree, in its sole discretion, to complete prior to Closing, or (iv) references any conditions to the effectiveness of the tenant's lease as not having been satisfied or as not having been waived.

            (b) Seller shall use its commercially reasonable efforts to obtain an estoppel from each of the other parties to the Air Rights Declaration in the form required thereunder (each, an "Air Rights Estoppel Certificate"). It will be a condition to Closing that Seller obtain and deliver to Purchaser the Air Rights Estoppel Certificates executed by such parties. Seller shall deliver to Purchaser photocopies of the executed Air Rights Estoppel Certificate promptly after receiving the same.

            (c) Seller shall use its commercially reasonable efforts to obtain an estoppel from the Overton Park Owners' Association in the form required under the instruments establishing the Overton Park Owners' Association (the "OPOA Estoppel"). It will be a condition to Closing that Seller obtain and deliver to Purchaser the OPOA Estoppel executed by such Overton Park Owners' Association. Seller shall promptly deliver to Purchaser photocopies of the executed OPOA Estoppel promptly after receiving the same.

      Section 7.3 Service Contracts. Prior to the Closing Date, Purchaser shall notify Seller in writing regarding the Service Contracts that Purchaser desires to have terminated. Seller shall deliver notice of termination of all such Service Contracts prior to the Closing Date such that such Service Contracts are terminated as of Closing, or as soon as possible thereafter pursuant to the terms of the applicable Service Contract(s). Purchaser shall assume all other Service Contracts on the Closing Date.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

      Section 8.1 Seller's Representations and Warranties. The following constitute the sole representations and warranties of Seller. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following as of the Effective Date:

            (a) Status. Seller is a Delaware limited liability company duly organized and validly existing under the laws of the State of Delaware and authorized to do business in the State of Georgia.

            (b) Authority. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors' rights generally.

            (c) Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller's obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.

            (d) Suits and Proceedings. Except as listed in Exhibit E, there are no legal actions, suits or similar proceedings served, or, to Seller's Knowledge, threatened in writing against Seller relating to the Property or Seller's ownership or operation of the Property, which are not adequately covered by existing insurance or, if adversely determined, would materially adversely affect the value of the Property, the continued operations thereof or Seller's ability to perform Seller's obligations under this Agreement.

            (e) Non-Foreign Entity. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            (f) Tenants. As of the Effective Date, (i) the Tenants listed on Exhibit C are the only tenants from whom Seller is currently accepting rental payments, (ii) there are no written leases or occupancy agreements affecting the Real Property or Improvements to which Seller is a party and bound with any parties other than the Tenants described on Exhibit C, (iii) to Seller's Knowledge, Seller has delivered true and correct copies of the Tenant Leases and all other leases affecting the Property, and (iv) Seller has not received any written notice from any Tenant that Seller is in default of any material obligations of Seller with respect to the Property under any Tenant Lease, which default has not been cured prior to the Effective Date. As of the Effective Date, except as described on Exhibit C, there are no (x) leasing commissions currently payable with respect to any Tenant Lease (including leasing commissions payable with respect to any option periods provided under any Tenant Lease) or (y) unperformed tenant improvement obligations or unpaid tenant improvement allowances with respect to any of the Tenant Leases.

            (g) No Violations. Seller has not received prior to the Effective Date any written notification from an Authority (i) that the Real Property and Improvements are in violation of any applicable fire, health, building, use, occupancy or zoning laws or (ii) that any work is required to be done to the Real Property and Improvements by Seller to comply with applicable laws and regulations where such work remains outstanding and, if unaddressed, would have a material adverse affect on the Property or use of the Property as currently operated.

            (h) Insurance. Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Improvements or any part or component thereof that would adversely affect the insurability of the Improvements or cause any increase in the premiums for insurance for the Improvements.

            (i) Environmental. Except as shown in any environmental reports covering the Real Property and Improvements which have been made available to Purchaser pursuant to Section 5.2(a), Seller has not received written notice from any Authorities of (i) the presence of Hazardous Substances on the Real Property or the Improvements or (ii) the Real Property or Improvements being in violation of any Environmental Law.

            (j) Service Contracts. To Seller's Knowledge, none of the service providers listed on Exhibit I is in default under any Service Contract. To Seller's Knowledge, the Documents made available to Purchaser pursuant to
Section 5.2(a) hereof include true and correct copies of all Service Contracts listed on Exhibit I under which Seller is currently paying for services rendered in connection with the Property.

            (k) Patriot Act.

                  (i) Neither Seller nor any affiliate of Seller is subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations ("Laws") relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the "Terrorism Executive Order"), or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively with the Terrorism Executive Order, the "Executive Orders"), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the "Patriot Act"), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. ss. 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. ss. 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. ss.ss. 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. ss.ss. 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

                  (ii) To Seller's knowledge, neither Seller nor any affiliate of Seller is (i) listed on the Specially Designated Nationals and Blocked Persons List (the "SDN List") maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list ("Other Lists" and, collectively with the SDN List, the "Lists") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) a Person (a "Designated Person") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders"), including a "Prohibited Person". The OFAC Laws and Regulations and the Executive Orders are collectively referred to as the "Anti-Terrorism Laws". "Prohibited Person" is defined as follows:

      a. a person or entity that is listed in the Annex to the Terrorism Executive Order, or is otherwise subject to the provisions of the Terrorism Executive Order or any other Executive Order;

      b. a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to the Terrorism Executive Order, or is otherwise subject to the provisions of the Terrorism Executive Order or any other Executive Order;

      c. a person or entity with whom Seller is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering Law, including the Terrorism Executive Order, any other Executive Order and the Patriot Act;

      d. a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in the Terrorism Executive Order or any other Executive Order; or

      e. a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

                  (iii) Seller covenants and agrees to deliver to Purchaser any certification or other evidence reasonably requested from time to time by Purchaser, confirming Seller's compliance with the provisions of this Section.

      Section 8.2 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller the following:

            (a) Status. Purchaser is a corporation duly organized and validly existing under the laws of the State of Maryland.

            (b) Authority. The execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, subject to equitable principles and principles governing creditors' rights generally.

            (c) Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

            (d) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained or will be obtained on or prior to the Closing Date) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

            (e) Patriot Act.

                  (i) Neither Purchaser nor any affiliate of Purchaser is subject to sanctions of the United States government or in violation of any Laws relating to terrorism or money laundering, including, without limitation, the Terrorism Executive Order, or a Person similarly designated under any related Executive Orders, the Patriot Act, any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. ss. 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. ss. 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. ss.ss. 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. ss.ss. 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

                  (ii) To Purchaser's knowledge, neither Purchaser nor any affiliate of Purchaser is (i) listed on the SDN List maintained by the OFAC, Department of the Treasury, and/or on any Other Lists maintained by the OFAC pursuant to any OFAC Laws and Regulations; or (ii) a Designated Person either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or
      (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related Executive Orders, including a Prohibited Person.

                  (iii) Purchaser covenants and agrees to deliver to Seller any certification or other evidence reasonably requested from time to time by Seller, confirming Purchaser's compliance with the provisions of this Section.

                                   ARTICLE IX
                            CONDEMNATION AND CASUALTY

      Section 9.1 Significant Casualty. If, prior to the Closing Date, all or a Significant Portion of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty. Purchaser will have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser's compliance with Section 4.5 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance, or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit for the lesser of (i) any insurance deductible amount or (ii) the cost of such repairs (other than repairs which are the responsibility of the Tenant under the applicable Tenant Lease) as reasonably estimated by Seller, but in no event shall the credit against the Purchase Price exceed the amount of net sales proceeds that are payable to the Seller regardless of the actual cost of any such repairs.

      Section 9.2 Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Real Property and Improvements is damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty, and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit for the lesser of (i) any insurance deductible amount or (ii) the cost of such repairs (other than repairs which are the responsibility of the Tenant under the applicable Tenant Lease) as reasonably estimated by Seller, but in no event shall the credit against the Purchase Price exceed the amount of the net sale proceeds that are payable to the Seller regardless of the actual cost of any of such repairs.

      Section 9.3 Condemnation of Property. In the event of condemnation or sale in lieu of condemnation of all or any portion of the Real Property and Improvements prior to the Closing, Purchaser will have the option, by providing

Seller written notice within ten (10) days after receipt of Seller's notice of such condemnation or sale, of terminating Purchaser's obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Real Property and Improvements for periods following the Closing, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser's obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser's compliance with Section 4.5, and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.

                                    ARTICLE X
                                     CLOSING

      Section 10.1 Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date through the escrow established with the Title Company. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

      Section 10.2 Purchaser's Closing Obligations. At or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.3, for delivery to Seller at Closing as provided herein:

            (a) The Purchase Price, less the Deposit and after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;

            (b) A counterpart of the General Conveyance, Bill of Sale and Assignment and Assumption substantially in the form attached hereto as Exhibit F (the "General Conveyance") duly executed by Purchaser;

            (c) Evidence reasonably satisfactory to the Title Company and Seller that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so;

            (d) The Tenant Notice Letters, duly executed by Purchaser;

            (e) The Service Contract Notice Letters, duly executed by Purchaser;

            (f) A date-down certificate of a duly authorized officer of Purchaser, dated as of the Closing Date, confirming that all of Purchaser's representations are true and correct as of the Closing Date; and

            (g) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

      Section 10.3 Seller's Closing Obligations. At or before the Deposit Time, Seller, at its sole cost and expense, will deliver the following items (a), (b),
(c), (d), (e), (g), (i), (j) (k) and (l) in escrow with the Title Company pursuant to Section 4.3; and upon receipt of the Purchase Price, Seller shall deliver the following items (f) and (h) to Purchaser at the Property:

            (a) A limited warranty deed substantially in the form attached hereto as Exhibit G (the "Deed"), duly executed and acknowledged by Seller conveying to Purchaser the Real Property and the Improvements subject only to the Permitted Exceptions, which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records (with documentary transfer tax information to be affixed after recording);

            (b) The General Conveyance duly executed by Seller;

            (c) The Tenant Notice Letters, duly executed by Seller;

            (d) Evidence reasonably satisfactory to Title Company and Purchaser that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so;

            (e) A certificate in the form attached hereto as Exhibit H ("Certificate as to Foreign Status") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Code;

            (f) The Personal Property;

            (g) All original Licenses and Permits and assumed Service Contracts in Seller's possession and control, and the Tenant Leases;

            (h) All keys to the Improvements which are in Seller's possession;

            (i) The Service Contract Notice Letters, duly executed by Seller;

            (j) The Tenant Estoppel Certificates, the Air Rights Estoppel Certificate and the OPOA Estoppel Certificate described in Section 7.2 hereof;

            (k) A date-down certificate of a duly authorized officer of Seller, dated as of the Closing Date, confirming that all of Seller's representations are true and correct as of the Closing Date;

            (l) Documentation necessary to comply with the terms of O.C.G.A. ss. 48-7-128;

            (m) an Owner's Affidavit in form customarily and reasonably required by the Title Company; and

            (n) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

      Section 10.4 Prorations.

            (a) Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Closing Time"), the following (collectively, the "Proration Items"): real estate and personal property taxes and assessments which are required to be paid for the calendar year in which the Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (c) below) and operating expenses payable by the owner of the Property. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser's approval (which approval shall not be unreasonably withheld, delayed or conditioned) five (5) days prior to the Closing Date (the "Closing Statement"). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller's insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Seller within thirty (30) days after the final reconciliation with the Tenants is completed for calendar year 2006 in accordance with the Tenant Leases (the "Final Reconciliation Date"). The provisions of this Section 10.4 will survive the Closing for one (1) month after the Final Reconciliation Date.

            (b) Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals or refunds of taxes, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. "Rentals" as used herein includes fixed monthly rentals, additional rentals, escalation rentals (which include the Tenant's proportionate share of building operation and maintenance costs and expenses as provided for under the Tenant Leases), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, vending machine receipts and other sums and charges payable to Seller or its successor by the Tenants under the Tenant Leases or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d) below. Rentals are "Delinquent" if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by the Tenants. All sums collected by Purchaser from and after Closing from the Tenant (excluding Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time governed by
Section 10.4(c) below and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below) will be applied first to current amounts owed by the Tenants to Purchaser, then to prior delinquencies owed by the Tenants to Purchaser for periods following the Closing, and then to prior delinquencies owed by the Tenants to Seller. Any sums collected by Purchaser and due Seller will be promptly remitted to Seller. Notwithstanding the foregoing, however, after the Closing Date Seller may collect billings for tenant work orders or institute claims for Delinquent Rentals directly from the Tenants, provided, however, in no event will Seller have the right to threaten termination of the Tenant Leases or the eviction of any Tenants.

            (c) Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes payable by the Tenants under the Tenant Leases (collectively, "Operating Expense Recoveries") for calendar year 2006. If less amounts have been collected from the Tenants for Operating Expense Recoveries for calendar year 2006 than would have been owed by the Tenants under the Tenant Leases if the reconciliation under the Tenant Leases was completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2006 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay the portion of such difference to Seller at Closing as an addition to the Purchase Price. If more amounts have been collected from the Tenants for Operating Expense Recoveries for calendar year 2006 than would have been owed by the Tenants under the Tenant Leases if the reconciliation under the Tenant Leases was completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2006 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2006 will fully relieve Seller from any responsibility to the Tenants or Purchaser for such matters, subject to Seller's and Purchaser's right and obligation to finalize prorations of the Operating Expense Recoveries on or before the Final Reconciliation Date solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for such items or to correct any errors. In this regard, Purchaser will be solely responsible, from and after Closing, for (i) collecting from the Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2006 for periods before and after Closing, and (ii) where appropriate, reimbursing the Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2006 whether before or after Closing, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.

            (d) With respect to specific tenant billings for work orders, special items performed or provided at the request of the Tenants or other specific services, which are collected by Purchaser or Seller after the Closing Time but relate to any such specific services rendered by Seller or its property manager prior to the Closing Time and which are identified on any Tenant's payment as relating to such specific services or which are clearly identifiable as being payment for any such specific services, Purchaser shall cause such collected amounts to be paid to Seller without offset, or Seller may retain such payment if such payment is received by Seller after the Closing Time.

      Section 10.5 Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of, the Real Property and Improvements, subject to the Tenant Leases, and the Permitted Exceptions.

      Section 10.6 Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

            (a) Purchaser will pay (i) all premium and other costs for the Title Policy and any endorsements, except the portion thereof payable by Seller pursuant to Section 10.6(b) below, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) the costs associated with any modifications, updates, or recertifications of the Existing Survey, (iv) Purchaser's attorney's fees; (v) 1/2 of all of the Title Company's escrow and closing fees, if any, and
(vi) all recording fees;

            (b) Seller will pay (i) the cost for any endorsement with respect to liens described in Section 6.2(b), (ii) transfer taxes payable in connection with the conveyance of the Property by Seller to Purchaser, (iii) 1/2 of all of the Title Company's escrow and closing fees, and (iv) Seller's attorneys' fees;

            (c) Any other costs and expenses of Closing not provided for in this
Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located; and

            (d) If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.

      Section 10.7 Post-Closing Delivery of the Notice Letters. Immediately following Closing, Purchaser will deliver to the Tenants (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser and (ii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the "Tenant Notice Letters"). Immediately following Closing, Purchaser will deliver to the service providers under the assumed Service Contracts (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and Seller acknowledging the sale of the Property to Purchaser (the "Service Contract Notice Letters"). Purchaser shall provide to Seller a copy of the Tenant Notice Letters promptly after delivery of same, and proof of delivery of same promptly after such proof is available. This
Section 10.7 shall survive Closing.

                                   ARTICLE XI
                                    BROKERAGE

      Section 11.1 Brokers. Seller agrees to pay to Cushman & Wakefield ("Broker") a real estate commission at Closing (but only in the event of Closing in compliance with this Agreement) pursuant to a separate agreement. The payment of the commission by Seller to Broker will fully satisfy the obligations of the Seller for the payment of a real estate commission hereunder. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent to the other that no real estate brokers, agents or finders' fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and (notwithstanding the second sentence of this Section 11.1) Seller will indemnify, defend and hold the other party harmless from any brokerage or finder's fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. Seller shall cause Broker to deliver a lien waiver sufficient for the Title Company to issue the Title Policy without exception to the Broker's lien. The provisions of this Article XI will survive any Closing or termination of this Agreement.

                                   ARTICLE XII
                                 CONFIDENTIALITY

      Section 12.1 Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that, until the Closing occurs, the transactions contemplated by this Agreement and the terms, conditions and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, investors, lenders, clients, partners, directors and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law (INCLUDING, IN THE CASE OF EITHER PARTY, IF ANY AFFILIATE (OR ENTITY ADVISED BY ANY AFFILIATE) OF A PARTY MUST DISCLOSE THE TRANSACTION AND/OR THE TERMS OF THE TRANSACTION IN ANY DOCUMENT AS REQUIRED BY THE FEDERAL SECURITIES OR SIMILAR LAWS, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER). Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party's enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel. Nothing in this Article XII will negate, supersede or otherwise affect the obligations of either party under the Confidentiality Agreement. The provisions of this Article XII will survive any termination of this Agreement.

                                  ARTICLE XIII
                                    REMEDIES

      Section 13.1 Default by Seller.

            (a) In the event the Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser's sole and exclusive remedy, elect by notice to Seller within thirty (30) days following the scheduled Closing Date, either of the following: (i) terminate this Agreement, in which event Purchaser will receive from the Title Company the Earnest Money Deposit (and the Independent Consideration shall be paid to Seller), and Seller shall reimburse Purchaser for its actual out-of-pocket costs (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the transaction contemplated in this Agreement in an amount not to exceed $100,000.00, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or (ii) seek to enforce specific performance of the Agreement, and in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Failure of Purchaser to make the foregoing election within the foregoing thirty
(30) day period shall be deemed an election by Purchaser to terminate this Agreement and receive from the Title Company the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser's remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination.

            (b) If this transaction fails to close as a result of Seller's default and the equitable remedy of specific performance is not available to Purchaser because (i) Seller has conveyed all or a portion of the Property to a third-party or (ii) Seller has otherwise taken affirmative steps which preclude a court from ordering, or Seller with complying with, a court order to convey the Property to Purchaser in accordance with the terms of this Agreement, then Purchaser shall be entitled to recover from Seller, in addition to a return of the Earnest Money Deposit, liquidated damages in the amount of $750,000.00.

      Section 13.2 Default by Purchaser. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT

PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) SUCH AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER'S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN WILL LIMIT SELLER'S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS AFTER CLOSING OR THE TERMINATION SURVIVING OBLIGATIONS AFTER TERMINATION.

            /s/ GJC                            /s/ CKS
      ------------------                  ---------------
      Purchaser Initials                  Seller Initials

      Section 13.3 Consequential and Punitive Damages. Each of Seller and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement. This Section 13.3 shall survive Closing or termination of this Agreement.

                                   ARTICLE XIV
                                     NOTICES

      Section 14.1 Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) facsimile or electronic mail (provided that such facsimile is confirmed by the sender by personal delivery or expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of facsimile transmission or electronic mail, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

       To Purchaser:  FSP One Overton Park LLC
                      c/o Franklin Street Properties Corp.
                      401 Edgewater Place, Suite 200
                      Wakefield, Massachusetts 01880-6210
                      Attn: George J. Carter
                      Fax: (781) 246-2807
      with a copy to: WilmerHale
                      100 Light Street, 13th Floor
                      Baltimore, Maryland 21202
                      Attn: Thomas E. D. Millspaugh
                      Fax: (410) 986-2828
                      Email: Thomas.Millspaugh@wilmerhale.com

      To Seller:      One Overton Park LLC
                      c/o Hines Interests Limited Partnership
                      2800 Post Oak Boulevard, Suite 5000
                      Houston, Texas 77056-6118
                      Attention: Jeffrey C. Hines
                      Fax: 713-966-2020

      with a copy to: Hines Interests Limited Partnership
                      1 South Dearborn St, Suite 2000
                      Chicago, IL 60603-2302
                      Attention: C. Kevin Shannahan
                      Fax: (312) 346-4180
                      Email: Kevin_Shannahan@hines.com

      with a copy to: Hines Interests Limited Partnership
                      Five Ravinia Drive
                      Atlanta, Georgia  30346
                      Attention: Kurt Hartman
                      Fax No.: 770-206-5325
                      Email: Kurt_Hartman@hines.com

      with a copy to: King & Spalding LLP
                      1100 Louisiana Street, Suite 4000
                      Houston, TX  77002-5213
                      Attention: Peter M. Oxman
                      Fax No.: 713-751-3290
                      Email: poxman@kslaw.com

      with a copy to: Multi-Employer Development Partners, L.P.
                      c/o CS Capital Management, Inc.
                      3625 Cumberland Boulevard, Suite 240
                      Atlanta, GA  30339
                      Attention: Paul Saylor
                      Fax No.: (770) 818-4041
                      Email: psaylor@chadwicksayor.com

      with a copy to: Kennedy Associates
                      1215 Fourth Avenue
                      2400 Financial Center
                      Seattle, WA  98161
                      Attention: Richard Haas
                      Fax No.: (206) 694-8816
                      Email: rich@kennedyusa.com

                                   ARTICLE XV
                          ASSIGNMENT AND BINDING EFFECT

      Section 15.1 Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Seller's prior written consent. Notwithstanding the foregoing, Purchaser and Seller may each assign its rights under this Agreement to an Affiliate of such assigning party without the consent of the non-assigning party, provided that any such assignment does not relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.

                                   ARTICLE XVI
              PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 16.1 Survival of Representations, Warranties and Covenants.

            (a) Notwithstanding anything to the contrary contained in this Agreement, (1) the representations and warranties of Seller set forth in Section
8.1 (except the representation set forth in Section 8.1(f)(iii) which shall not survive the Closing as to any Tenant Lease for which a Tenant Estoppel Certificate is provided) and Seller's liability under Section 8.1 and (2) the covenants in Section 3.2(b) and Seller's liability under Section 3.2(b), will survive the Closing for a period of twelve (12) months. Purchaser will not have any right to bring any action against Seller as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under Section 8.1, or (ii) the failure of Seller to perform its obligations under Section 3.2(b), unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds $50,000.00, and then only to the extent of such excess. In addition, in no event will Seller's liability for all such untruths, inaccuracies, breaches, and/or failures under Sections 3.2(b) and 8.1 (including Seller's liability for attorneys' fees and related costs in connection with such untruths, inaccuracies, breaches and/or failures, exceed, in the aggregate, $750,000.00.

            (b) Seller shall have no liability with respect to any of Seller's representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Purchaser obtains actual knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller's agents and employees) that contradicts any of Seller's representations, warranties or covenants herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

            (c) Seller hereby covenants and agrees that, commencing on the Closing Date and continuing until the date that is twelve (12) months after the Closing Date, Seller shall maintain a cash reserve of not less than $750,000. Following the expiration of such 12-month period and continuing until the date on which any and all claims and causes of action asserted by Purchaser against Seller within such 12-month period in accordance with the terms of this Agreement shall have been finally compromised and settled, Seller shall maintain a cash reserve equal to the lesser of (x) $750,000.00 or (y) the amount of any claims asserted by Purchaser which continue following the expiration of such 12-month period pursuant to clause (ii) above.

            (d) The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.

                                  ARTICLE XVII
                                  MISCELLANEOUS

      Section 17.1 Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

      Section 17.2 Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys' fees and costs resulting therefrom, subject, however, in the case of Seller to the limitations set forth in Section 16.1 above. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the Closing and entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

      Section 17.3 Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

      Section 17.4 Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

      Section 17.5 Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original or faxed signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original or faxed counterparts will collectively constitute a single agreement.

      Section 17.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 17.7 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

      Section 17.8 Governing Law. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

      Section 17.9 No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.

      Section 17.10 Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

      Section 17.11 No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

      Section 17.12 Exhibits. Exhibits A through I, inclusive, are incorporated herein by reference.

      Section 17.13 No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

      Section 17.14 Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or the Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

      Section 17.15 Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller's partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or their respective constituent partners. Seller's direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller under this Agreement and the Closing documents. The provisions of this Section 17.15 shall survive the Closing.

      Section 17.16 Audit. Within sixty (60) days after the Closing Date, Purchaser shall, at its sole cost and expense, cause an independent accounting firm to prepare and deliver to Seller and Purchaser an audit of the historical statement of revenues and direct operating expenses of the Property for the calendar years 2003, 2004, 2005 and 2006 through the date prior to the Closing (which statements may be included in Purchaser's filings with the Securities and Exchange Commission). Seller, at no cost to Seller, will cooperate reasonably with Purchaser and its independent accounting firm in connection with such audit. The provisions of this Section 17.16 shall survive the Closing.

      Section 17.17 Section 1031 Exchange Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to ss. 1031 of the Code, provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to such party's obligations under this Agreement; (ii) such party shall effect the Exchange through an assignment of this Agreement, or rights under this Agreement, to a qualified intermediary; (iii) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; (iv) the non-exchanging party shall not incur any liability or expense by virtue of the Exchange; and (v) the party exercising such right shall pay any additional costs that would not otherwise have been incurred by either party had the exercising party not consummated its purchase through the Exchange. The non-exchanging party shall not, by this agreement or acquiescence to the Exchange, (1) have its rights under this

Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with ss. 1031 of the Code.

                  [SIGNATURES FOLLOW ON NEXT SUCCEEDING PAGES]

      IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.



                               [SIGNATURES FOLLOW]

                                    PURCHASER:

                                    FSP ONE OVERTON PARK LLC


                                    By: /s/ George J. Carter
                                    Name: George J. Carter
                                    Title: President

                                SELLER:

                                ONE OVERTON PARK LLC

                                By: Hines One Overton Park Limited Partnership,
                                    a Texas limited partnership,
                                    its manager

                                    By: Hines Management, L.L.C.,
                                        a Delaware limited liability company,
                                        its general partner

                                        By: Hines Interests Limited Partnership,
                                            its sole member

                                            By: Hines Holdings, Inc.,
                                                its general partner

                                                By: /s/ C. Kevin Shannahan
                                                    C. Kevin Shannahan,
                                                    Executive Vice President

                            JOINDER BY TITLE COMPANY

            Piedmont Title Company, referred to in this Agreement as the "Title Company," hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the 23rd day of May, 2006, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Independent Consideration and Earnest Money Deposit and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

                                    PIEDMONT TITLE COMPANY


                                    By: /s/ Isabel M. Garcia
                                    Printed Name: Isabel M. Garcia
                                    Title: Asst. Treasurer

                                JOINDER BY BROKER

            The undersigned Broker joins herein to evidence such Broker's agreement to the provisions of Section 11.1 and to represent to Seller and Purchaser that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Section 16.1 and (iii) is duly licensed and authorized to do business in the State of Georgia.

                                    CUSHMAN & WAKEFIELD OF GEORGIA, INC.


Date:  May 23, 2006                 By: /s/ Christopher L. Marshall
                                    Printed Name: Christopher L. Marshall
                                    Title: Senior Director

                                    Address: 1201 West Peachtree St, Suite 3300
                                             Atlanta, GA 30309

License No.: H000935
Tax I.D. No.: 13-2637693

Agreement of
Purchase and Sale

                                                            EXHIBIT A

                                                        PERSONAL PROPERTY

Personal Property List
updated 5/15/06
*does not include leased items
------------------------------------------------------------------------------------------------------------------------------------
                                                 Location
                                               ------------                                   Distinguishing
                    Item                           Room       Model/Description                 Marks/Color        Comments
------------------------------------------------------------------------------------------------------------------------------------
Conference Table                                Conf Rm 1     6 person conference table         light wood
------------------------------------------------------------------------------------------------------------------------------------
Conference Table                                Conf Rm 2     10 person conference table        light wood
------------------------------------------------------------------------------------------------------------------------------------
Meeting Tables (11)                             Conf Rm 3     2 person conf. table              Metal/wood
------------------------------------------------------------------------------------------------------------------------------------
Executive Chairs (6)                            Conf Rm 1     Swivel chairs                    black leather
------------------------------------------------------------------------------------------------------------------------------------
Executive Chairs (10)                           Conf. Rm 2    Swivel chairs                    black leather
------------------------------------------------------------------------------------------------------------------------------------
Conf. Room Chairs (26)                          Conf. Rm 3    Fabric covered side chairs     Fabric/blk metal
------------------------------------------------------------------------------------------------------------------------------------
Storage cabinet                                 Conf. Rm 2    Cabinet w/doors                  light wood
------------------------------------------------------------------------------------------------------------------------------------
Hard installed LCD projector                    Conf. Rm 3    Unknown
------------------------------------------------------------------------------------------------------------------------------------
VCR unit                                        Conf. Rm 3    Mitsubishi
------------------------------------------------------------------------------------------------------------------------------------
DVD unit                                        Conf. Rm 3    Sony
------------------------------------------------------------------------------------------------------------------------------------
AV Carts/Stands (2)                             Conf. Rm 3    Rolling AV cart                black metal
------------------------------------------------------------------------------------------------------------------------------------
Round table                                      Kitchen      3 person table                 Laminate/metal
------------------------------------------------------------------------------------------------------------------------------------
Side chairs (3)                                  Kitchen      side chairs                    metal/plastic
------------------------------------------------------------------------------------------------------------------------------------
Refrigerator                                     Kitchen      Kenmore                        White
------------------------------------------------------------------------------------------------------------------------------------
Dishwasher                                       Kitchen      General Electric               Black
------------------------------------------------------------------------------------------------------------------------------------
Small microwave                                  Kitchen      Haier                          white
------------------------------------------------------------------------------------------------------------------------------------
Server                                         Server Room
------------------------------------------------------------------------------------------------------------------------------------
Arm Chairs (4)                                  Reception     Large arm chairs               black leather
------------------------------------------------------------------------------------------------------------------------------------
Coffee Table                                    Reception     Round coffee table             Glass/wood
------------------------------------------------------------------------------------------------------------------------------------
Telephone Table                                 Reception     Small telephone table          black wood
------------------------------------------------------------------------------------------------------------------------------------
Reception desk                                  Reception     L-Shaped reception desk        light wood/glass counter top
------------------------------------------------------------------------------------------------------------------------------------
Secretaries desk chair                          Reception     swivel desk chair              black fabric
------------------------------------------------------------------------------------------------------------------------------------
2 drawer file cabinet (3)                          210        Metal file cabinet
------------------------------------------------------------------------------------------------------------------------------------
3 drawer file cabinet (5)                          210        Metal file cabinet
------------------------------------------------------------------------------------------------------------------------------------
5 drawer file cabinet (3)                          210        Metal file cabinet
------------------------------------------------------------------------------------------------------------------------------------
Shredder                                           210                                       grey
------------------------------------------------------------------------------------------------------------------------------------
Executive Chairs (5)                               210        Swivel Chairs                  black leather
------------------------------------------------------------------------------------------------------------------------------------
Side Chairs (4)                                    210        side chairs                    blk fabric/dark wood
------------------------------------------------------------------------------------------------------------------------------------
Executive Desk (2)                                 210        U-shaped desk                  dark wood
------------------------------------------------------------------------------------------------------------------------------------
Bookcase                                           210        3 shelf bookcase               dark wood
------------------------------------------------------------------------------------------------------------------------------------
Bookcase                                           210        5 shelf bookcase               dark wood
------------------------------------------------------------------------------------------------------------------------------------
Miscellaneous holiday decorations                Storage
------------------------------------------------------------------------------------------------------------------------------------
Computer monitors (6)                              210        1 flat screen/5 regular
------------------------------------------------------------------------------------------------------------------------------------
Scanjet                                            210        Hewlett Packard
------------------------------------------------------------------------------------------------------------------------------------
Desktop computers (4)                              210        1 Dell & 3 HP/Compaq
------------------------------------------------------------------------------------------------------------------------------------
Laptop                                             210        IBM
------------------------------------------------------------------------------------------------------------------------------------
Printers (5)                                       210        HP Laserjets                    1200, 2300N, 4100N-2ea., 4050N
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Desktop computers (3)                        Engr. shop       2 Compaq & 1 Dell
------------------------------------------------------------------------------------------------------------------------------------
Monitors (3)                                 Engr. shop       Computer Monitors
------------------------------------------------------------------------------------------------------------------------------------
Printers (3)                                 Engr. Shop       HP laserjets              LJ940C, HP1012, Laserjet 5
------------------------------------------------------------------------------------------------------------------------------------
Dot Matrix Printer                           Engr. Shop       Epson
------------------------------------------------------------------------------------------------------------------------------------
Executive Desk (2)                           Engr. Shop       L-shaped desk             dark wood
------------------------------------------------------------------------------------------------------------------------------------
Side chairs (8)                              Engr. Shop       fabric/metal              putty colored fabric
------------------------------------------------------------------------------------------------------------------------------------
Desk chairs (2)                              Engr. Shop       swivel desk chair         Grey
------------------------------------------------------------------------------------------------------------------------------------
Desk (2)                                     Engr. Shop       Very old wood desks
------------------------------------------------------------------------------------------------------------------------------------
Round Table                                  Engr. Shop       3 person table            Laminate/metal
------------------------------------------------------------------------------------------------------------------------------------
All-in-one - Fax/Scanner/Color Copier        Engr. Shop       Canon Color Image Class   MF8170C
------------------------------------------------------------------------------------------------------------------------------------
Executive chair                              Engr. Shop       Swivel chairs             black leather
------------------------------------------------------------------------------------------------------------------------------------
Bookcase (3)                                 Engr. Shop       3 shelf bookcase          dark wood
------------------------------------------------------------------------------------------------------------------------------------
Key Cutting Machine                          Engr. Shop       HPC 1200 CMB
------------------------------------------------------------------------------------------------------------------------------------
Digital Thermometer                          Engr. Shop       Fluke 51
------------------------------------------------------------------------------------------------------------------------------------
Rolling Tool Chest                           Engr. Shop       Husky
------------------------------------------------------------------------------------------------------------------------------------
Grinding Machine                             Engr. Shop       Delta
------------------------------------------------------------------------------------------------------------------------------------
Cordless Drills (2)                          Engr. Shop       Dewalt
------------------------------------------------------------------------------------------------------------------------------------
Tube Cleaning Machine                        Engr. Shop       Goodway
------------------------------------------------------------------------------------------------------------------------------------
Shop Vac (2)                                 Engr. Shop       Rigid
------------------------------------------------------------------------------------------------------------------------------------
Voltmeter                                    Engr. Shop       Fluke 336
------------------------------------------------------------------------------------------------------------------------------------
Voltmeter                                    Engr. Shop       Hioki 3280-10
------------------------------------------------------------------------------------------------------------------------------------
Refrigeration Gauges                         Engr. Shop       Ritchie
------------------------------------------------------------------------------------------------------------------------------------
Superheat Monitor Gauge                      Engr. Shop       JB Industries SH3W
------------------------------------------------------------------------------------------------------------------------------------
Laser Temp Meter                             Engr. Shop       Raytech
------------------------------------------------------------------------------------------------------------------------------------
Saw-Reciprocating                            Engr. Shop       Dewalt
------------------------------------------------------------------------------------------------------------------------------------
Hammer Drill Cordless                        Engr. Shop       Hilti TEG-A
------------------------------------------------------------------------------------------------------------------------------------
Hammer Drill                                 Engr. Shop       Bosch 1194AVSR
------------------------------------------------------------------------------------------------------------------------------------
Laster Tachometer                            Engr. Shop       4YE 86 Laser Tach 200
------------------------------------------------------------------------------------------------------------------------------------
Refrigerant Leak Detector                    Engr. Shop       Uniweld
------------------------------------------------------------------------------------------------------------------------------------
Refrigerant Leak Detector                    Engr. Shop       Tek-Mate
------------------------------------------------------------------------------------------------------------------------------------
Orbital Sander                               Engr. Shop       Bosch
------------------------------------------------------------------------------------------------------------------------------------
Small Angle Grinder                          Engr. Shop       Dewalt
------------------------------------------------------------------------------------------------------------------------------------
Dremel Tool (2)                              Engr. Shop       Dremel
------------------------------------------------------------------------------------------------------------------------------------
Circular Saw                                 Engr. Shop       Makita
------------------------------------------------------------------------------------------------------------------------------------
Circular Saw                                 Engr. Shop       Skil
------------------------------------------------------------------------------------------------------------------------------------
Chop Saw                                     Engr. Shop       Dewalt
------------------------------------------------------------------------------------------------------------------------------------
Pipe Wrench Set                              Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Bolt Cutter                                  Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
16 Piece Large Socket 3/4 Drive              Engr. Shop       Craftsman
------------------------------------------------------------------------------------------------------------------------------------
1/2 Drive Socket Set                         Engr. Shop       Husky
------------------------------------------------------------------------------------------------------------------------------------
Nut Driver Set                               Engr. Shop       Husky
------------------------------------------------------------------------------------------------------------------------------------
SAE Wrench Set                               Engr. Shop       Husky
------------------------------------------------------------------------------------------------------------------------------------
Metric Wrench Set                            Engr. Shop       Husky
------------------------------------------------------------------------------------------------------------------------------------
Plier Set                                    Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Standard Screw Driver Set                    Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Phillips Screw Driver Set                    Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Hammers (3)                                  Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Saws Hand (2)                                   Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
File Set                                        Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Punch Set                                       Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Wire Strippers                                  Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Hex Wrench Set                                  Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Drill Index Set                                 Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Chisel Set                                      Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Ladder Six Ft. (3)                              Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Ladder Eight Ft. (1)                            Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Ladder Ten Ft. (1)                              Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Ladder Twelve Ft. (1)                           Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Compressor 2 Gallon                             Engr. Shop     Task Force
------------------------------------------------------------------------------------------------------------------------------------
Hand Truck (2)                                  Engr. Shop
------------------------------------------------------------------------------------------------------------------------------------
Pressure Washer Gas                             Engr. Shop     Honda
------------------------------------------------------------------------------------------------------------------------------------
Pressure Washer Electric                        Engr. Shop     Karcher
------------------------------------------------------------------------------------------------------------------------------------
Vertical Lift 25 Ft.                            Engr. Shop     JLG Industries Model 25AM S/N 0900021085
------------------------------------------------------------------------------------------------------------------------------------
Treadmill (2)                                 Fitness Center   Life Fitness model LI91TI
------------------------------------------------------------------------------------------------------------------------------------
Recumbent Bike                                Fitness Center   Life Fitness model LI90TI
------------------------------------------------------------------------------------------------------------------------------------
Upright Bike                                  Fitness Center   Life Fitness model LI90C
------------------------------------------------------------------------------------------------------------------------------------
Elliptical Cross Trainer                      Fitness Center   Life Fitness model CT8500
------------------------------------------------------------------------------------------------------------------------------------
Fit Series Leg Ext/Curl                       Fitness Center   Life Fitness model LIFSF3
------------------------------------------------------------------------------------------------------------------------------------
Fit Series Bicep/Tricep                       Fitness Center   Life Fitness model LIFSBT
------------------------------------------------------------------------------------------------------------------------------------
Club Series Adj. Ab Bench                     Fitness Center   Life Fitness model LICSAAB
------------------------------------------------------------------------------------------------------------------------------------
Television (3)                                Fitness Center   Life Fitness model EV9050BLACK
------------------------------------------------------------------------------------------------------------------------------------
Chair (4)                                          Lobby       Large arm chairs         Black
------------------------------------------------------------------------------------------------------------------------------------
Table                                              Lobby       Glass
------------------------------------------------------------------------------------------------------------------------------------
Rug                                                Lobby
------------------------------------------------------------------------------------------------------------------------------------
Table (4)                                          Patio       Black iron
------------------------------------------------------------------------------------------------------------------------------------
Patio Chairs (15)                                  Patio       Black iron
------------------------------------------------------------------------------------------------------------------------------------
Building Model                                      210        One Overton Park Model
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                                LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 1013 of the 17th Land District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a right-of-way monument found marking the intersection of the northern mitered intersection of Cumberland Parkway (having a variable right-of-way width) and the northeastern right-of-way line of Interstate 75 (having a variable right-of-way width); thence leaving the aforesaid mitered intersection, run along the northeastern right-of-way line of Interstate 75 the following four (4) courses and distances and following the curvature thereof: (1) North 40(degree) 05' 57" West a distance of 172.25 feet to a concrete right-of-way monument; (2) along the arc of a 2,839.79-foot radius curve to the right having an arc distance of 196.11 feet to a point (said arc being subtended by a chord lying to the northeast thereof bearing North 39(degree) 13' 00" West and being 196.07 feet in length); (3) along the arc of a 2,839.79-foot radius curve to the right having an arc distance of 427.20 feet to a concrete right-of-way monument found (said arc being subtended by a chord lying to the northeast thereof bearing North 32(degree) 55' 43" West and being
426.80 feet in length); and (4) North 28(degree) 37' 33" West a distance of
88.16 feet to a point located on the southeastern boundary line of property now or formerly owned by Overton Park Land Company, LLC; thence leaving the northeastern right-of-way line of Interstate Highway No. 75, run along the southeastern boundary line of the aforesaid Overton Park Land Company property North 58(degree) 00' 00" East a distance of 64.65 feet to a point, said point being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING, as thus established, continue along the southeastern boundary line of the aforesaid Overton Park Land Company property North 58(degree) 00' 00" East a distance of
142.33 feet to a point located on the southwestern boundary line of the aforesaid Overton Park Land Company property; thence along the southwestern, southeastern, northwestern and northeastern boundary lines of the aforesaid Overton Park Land Company property the following eleven (11) courses and distances: (1) South 32(degree) 00' 00" East a distance of 148.17 feet to a point; (2) North 58(degree) 00' 00" East a distance of 238.92 feet to a point;
(3) South 32(degree) 00' 00" East a distance of 136.00 feet to a point; (4) South 58(degree) 00' 00" West a distance of 115.15 feet to a point; (5) South 32(degree) 00' 00" East a distance of 166.27 feet to a point; (6) along the arc of a 284.00-foot radius curve to the left having an arc distance of 19.72 feet to a point (said arc being subtended by a chord lying generally to the south bearing South 59(degree) 59' 21" West and being 19.72 feet in length); (7) South 58(degree) 00' 00" West a distance of 53.68 feet to a point; (8) North 32(degree) 00' 00" West a distance of 8.58 feet to a point; (9) South 58(degree) 00' 00" West a distance of 196.28 feet to a point; (10) along the arc of a 2,774.79-foot radius curve to the right having an arc distance of 349.56 feet to a point (said arc being subtended by a chord lying to the northeast thereof bearing North 32(degree) 13' 40" West a distance of 349.33 feet to a point); and
(11) North 28(degree) 54' 47" West a distance of 91.98 feet to a point, said point being the TRUE POINT OF BEGINNING.

The above-described property contains 2.72 acres (118,348 square feet), and is shown on and designated as "Tract Two" according to that certain ALTA/ACSM Survey prepared for One Overton Park LLC, Multi-Employer Development Partners, L.P., Hines Interests Limited Partnership, Overton Park Land Company, LLC. and Chicago Title Insurance Company by Frontline Survey & Mapping, Inc. (G.R.L.S.

No. 2402), dated November 17, 1999, last revised March 15, 2000, which Survey is incorporated here by this reference and made a part of this description. SAVE AND EXCEPT the following.

      The property described herein shall be the portion of the property located within the boundaries described below located above an elevation of 895.00 feet and below an elevation of 923.50 feet. Both such elevations have been measured as the elevation of a horizontal plane at the edge of each such concrete slab above United States Coast and Geodetic Survey 1919 Adjusted Mean Sea Level.

      ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 1013 of the 17th Land District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

      TO FIND THE TRUE POINT OF BEGINNING, commence at a right-of-way monument found marking the intersection of the northern mitered intersection of Cumberland Parkway (having a variable right-of-way width) and the northeastern right-of-way line of Interstate 75 (having a variable right-of-way width); then leaving the aforesaid mitered intersection, run along the northeastern right-of-way of Interstate 75 the following three
      (3) courses and distances and following the curvature thereof: (1) North 40(degree) 05' 57" West a distance of 172.25 feet to a concrete right-of-way monument; (2) along the arc of a 2,839.79-foot radius curve to the right having a distance of 196.11 feet to a point (said arc being subtended by a chord lying to the northeast thereof bearing North 39(degree) 13' 00" West and being 196.07 feet in length); and (3) North 12(degree) 29' 33" East a distance of 100.58 feet to a point located within the property now or formerly owned by Overton Park Land Company, LLC, said point being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING, as thus established, continue with the aforesaid Overton Park Land Company property the following eight (8) courses and distances: (1) North 32(degree) 00' 00" West a distance of 46.83 feet to a point; (2) North 58(degree) 00' 00" East a distance of 44.17 feet to a point; (3) North 32(degree) 00' 00" West a distance of 16.25 feet to a point; (4) North 58(degree) 00' 00" East a distance of 121.25 feet to a point; (5) South 32(degree) 00' 00" East a distance of 49.50 feet to a point; (6) South 58(degree) 00' 00" West a distance of 13.33 feet to a point; (7) South 32(degree) 00' 00" East a distance of 13.58 feet to a point; and (8) South 58(degree) 00' 00" West a distance of 152.08 feet to a point, said point being the TRUE POINT OF BEGINNING.

                                    EXHIBIT C

                                  TENANT LEASES

1. Lease Agreement by and between One Overton Park LLC and Asset Preservation Advisors, Inc. dated November 29, 2004

2. Lease Agreement by and between One Overton Park LLC and Berger, Collier and Loewenthal, LLC dated October 10, 2003

3. Lease Agreement by and between One Overton Park LLC and Bennett Thrasher PC dated August 30, 2004

4. Lease Agreement by and between One Overton Park LLC and Bickers & Sullivan, LLC dated November 14, 2002

5. a. Lease Agreement by and between One Overton Park LLC and CS Capital Management, Inc. dated May 24, 2002
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and CS Capital Management, Inc. dated January 8, 2004
      c. Second Amendment to Lease Agreement by and between One Overton Park LLC and CS Capital Management, Inc. dated June 27, 2005

6. Lease Agreement by and between One Overton Park LLC and Century Business Services, Inc. dated November 18, 2004

7. Lease Agreement by and between One Overton Park LLC and Cobb Electric Membership Corporation dated November 8, 2005

8. Operator's License Agreement by and between One Overton Park LLC and Corporate Auto Salon, Inc. dated April 6, 2004

9. a. Lease Agreement by and between One Overton Park LLC and Corporate Holdings LLC dated November 6, 2003
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and Corporate Holdings LLC dated May 21, 2004
      c. Second Amendment to Lease Agreement by and between One Overton Park LLC and Corporate Holdings LLC dated February 9, 2005
      d. Third Amendment to Lease Agreement by and between One Overton Park LLC and Corporate Holdings LLC dated May 17, 2005
      e. Fourth Amendment to Lease Agreement by and between One Overton Park LLC and Corporate Holdings LLC dated November 15, 2005
      f. Fifth Amendment to Lease Agreement by and between One Overton Park LLC and Corporate Holdings LLC dated March 28, 2006

10. Lease Agreement by and between One Overton Park LLC and Georgia Commerce Bank dated April 27, 2006

11. Lease Agreement by and between One Overton Park LLC and Green, Johnson & Landers, LLP dated May 26, 2004

12. a. Lease Agreement by and between One Overton Park LLC and H. Stockton-Cobb, Inc. dated September 8, 2000
      b. First Amendment Lease Agreement by and between One Overton Park LLC and
      H. Stockton-Cobb, Inc. dated April 10, 2002

13. a. Lease Agreement by and between One Overton Park LLC and Hines Interests Limited Partnership dated May 17, 2002
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and Hines Interests Limited Partnership dated Dec. 8, 2003
      c. Second Amendment to Lease Agreement by and between One Overton Park LLC and Hines Interests Limited Partnership dated July 28, 2005

14. a. Lease Agreement by and between One Overton Park LLC and Interfinancial Properties, Incorporated dated August 11, 2004
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and Interfinancial Properties, Incorporated dated January 18, 2005

15. a. Lease Agreement by and between One Overton Park LLC and Johnny Isakson Campaign, Inc. dated February 24, 2005
      b. First Amendment to Lease Agreement dated June 30, 2005

16. United States Senate Home State Office Lease Agreement by and between One Overton Park LLC and the Honorable Johnny Isakson, United States Senator

17. a. Lease Agreement by and between One Overton Park LLC and Jamestown Management Corporation dated July 18, 2003
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and Jamestown Management Corporation dated December 8, 2003
      c. Second Amendment to Lease Agreement dated March 31, 2004

18. Lease Agreement by and between One Overton Park LLC and The Lincoln National Life Insurance Company dated September 6, 2005

19. Lease Agreement by and between One Overton Park LLC and Lucio Minn dated March 1, 2005

20. Lease Agreement by and between One Overton Park LLC and Neo, Inc. dated November 19, 2002

21. Lease Agreement by and between One Overton Park LLC and Opteum Financial Services, LLC dated October 18, 2005

22. Lease Agreement by and between One Overton Park LLC and Quovadx, Inc. dated December 3, 2002

23. Lease Agreement by and between One Overton Park LLC and Raymond James & Associates, Inc. dated January 18, 2002

24. a. Lease Agreement by and between One Overton Park LLC and Royal Staffing, Inc. dated July 15, 2002
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and Royal Staffing, Inc. dated December 8, 2003

25. a. Lease Agreement by and between One Overton Park LLC and Shaheen & CO., Inc. dated February 13, 2002
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and Shaheen & CO., Inc. dated August 23, 2002
      c. Second Amendment to Lease Agreement by and between One Overton Park LLC and Shaheen & CO., Inc. dated March 31, 2003

26. Telecommunications Lease Agreement between One Overton Park LLC and Shared Technologies Fairchild Telecom, Inc.

27. Lease Agreement by and between One Overton Park LLC and Shaw Family Holdings, LLC d/b/a Shaw Asset Management dated March 9, 2005

28. a. Lease Agreement by and between One Overton Park LLC and Soohoon Enterprise, Inc. dated March 12, 2002
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and Soohoon Enterprise, Inc. dated August 23, 2002

29. Lease Agreement by and between One Overton Park LLC and Streetside Developers, LLC dated April 1, 2003

30. Temporary Occupancy Agreement by and between One Overton Park LLC and Tim Campbell and Clark Butler dated March 1, 2005

31. a. Lease Agreement by and between One Overton Park LLC and W. S. Pharr & Company dated June 14, 2004
      b. First Amendment to Lease Agreement by and between One Overton Park LLC and W. S. Pharr & Company dated August 30, 2004


                       [Exhibit C continued on next page]

One Overton Park
Tenant Improvement Balances and Delayed Commissions
As of 5/15/2006

--------------------------------------------------------------------------------
Tenant                                    Outstanding TI Balances      Paid By
--------------------------------------------------------------------------------

Cobb EMC                                          337,481.75           Seller
CBIZ                                              143,732.00           Purchaser
Jamestown                                          79,772.41           Seller
WS Pharr                                           15,251.49           Seller
Green Johnson                                      14,022.29           Seller
Lincoln                                            29,886.74           Seller
Opteum                                             18,167.91           Seller
--------------------------------------------------------------------------------
GA Commerce Bank                                   93,625.00           Purchaser
Corp. Holdings 5th Amend                          103,376.00           Purchaser
--------------------------------------------------------------------------------

Total Outstanding TIs:                            835,315.59
                                                  ==========


--------------------------------------------------------------------------------
Tenant                         Due To          Commission amount       Paid By
--------------------------------------------------------------------------------

Cobb EMC                       Wilder Realty         48,099.12         Purchaser
Cobb EMC                       Hines                 20,536.74         Purchaser
CBIZ                           Icon                 204,031.01         Purchaser
CBIZ                           Hines                 87,010.34         Purchaser

--------------------------------------------------------------------------------
GA Commerce Bank               Hines                 19,247.07         Purchaser
Corp. Holdings 5th Amend       Hines                 28,858.52         Purchaser
--------------------------------------------------------------------------------

Total Outstanding Commissions:                      407,782.80
                                                    ==========

                                    EXHIBIT D

                       FORM OF TENANT ESTOPPEL CERTIFICATE



                                  [insert date]


Tenant:     _______________________________
            _______________________________
            _______________________________
            Attn: _________________________

To:         _______________________________
            _______________________________
            _______________________________
            Attn: _________________________

Re:         Premises: _____________________
            Property: _____________________

1.    ______________________________, a _________ corporation, is the named
      Tenant ("Tenant"), and_____________________ is the Landlord ("Landlord") under a Lease dated ___________, located at the Property ("Property") identified above. The Lease, together with the following amendments:
      ____________________________________________________________________
      ____________________________________________________(collectively,
      "Lease") constitutes the entire agreement between Landlord and Tenant with respect to the Property and the Premises (as defined below). There are no lease documents, options, understandings or agreements with respect to the Property (or the Premises) between Tenant and Landlord other than as set forth in the Lease or this paragraph 1.

2. Tenant occupies Suite ____, with a Rentable Square Footage Area of _____ rentable square feet (the "Premises").

3. The Term of the Lease commenced _______________ and will expire _________________. Tenant has not sublet, assigned or hypothecated its leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction or improvement allowances have been paid.

4. To the best knowledge of Tenant, no breach or default exists on the part of Landlord under the Lease, and there exists no facts that, with the passage of time or the giving of notice, or both, would constitute a default. Tenant has not commenced any action or given or received any notice for the purpose of terminating the Lease.

5. Base Rent is currently payable in the amount of $_____________ per month and Additional Rent is currently payable in the amount of $__________ per month. The monthly base rent has been paid through _______________ and all additional rent has been paid on a current basis in the manner required under the Lease.

6. Tenant has not prepaid any rent more than 30 days in advance. Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $ _______which was paid pursuant to the Lease. Tenant has no right to any free rent, rent abatement, rent credit, or other rent concession, except:
      ______________________.

7. Tenant has no right to renew or extend the term of the Lease, or to expand the size of the Premises, except as set forth in the Lease. Tenant has no interest in or option or preferential right to purchase all or any part of the Premises or the Property of which it forms a part, other than its rights to lease as Tenant under the Lease.

8. Tenant has no rights of termination with the terms of the Lease except as set forth in the Lease.

9. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

10. Tenant has not received any notice of Landlord's prior sale, transfer, or assignment, hypothecation or pledge of the Lease or any of the rents or other amounts to be paid by Tenant pursuant thereto.

This Tenant Estoppel Certificate may be relied upon by the Landlord, FSP One Overton Park LLC, any lender providing financing secured by the Property or any interest therein and each of their respective successors and assigns.

Effective Date: ____________________


WITNESS/ATTEST:                     _______________________, a _____________
                                    corporation


________________________            By: ______________________________________
                                    Printed Name: ____________________________
                                    Title: ___________________________________
Date: ____________

                                    EXHIBIT E

                                    LAWSUITS


None.

                                    EXHIBIT F

                        GENERAL CONVEYANCE, BILL OF SALE,
                            ASSIGNMENT AND ASSUMPTION

            ____________________, a _____________ ("Seller"), for and in
consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by _____________________, a _________________ ("Purchaser"), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:

            Seller's right, title and interest in and to all equipment, appliances, tools, supplies, machinery, furnishings and other tangible personal property, attached to, appurtenant to, located in the improvements (the "Improvements") located on the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the "Real Property") and used exclusively in connection with the ownership or operation of the Improvements (the "Personal Property"), but specifically excluding items of personal property owned by the tenant ("Tenant") of the Improvements and further excluding any items of personal property owned by third parties and leased to Seller;

            All of Seller's right, title and interest, as lessor, under all leases, rental agreements or occupancy agreements described on Exhibit B attached hereto, and all amendments, modifications and supplements thereto (the "Tenant Leases");

            Any and all of Seller's right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted in connection with the Real Property and the Improvements to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the "Licenses and Permits");

            Any and all of Seller's right, title and interest in and to the service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees and contracts listed on Exhibit C attached hereto together with all other assignable service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property or the Improvements or Personal Property to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the "Service Contracts"); and

            Any and all of Seller's right, title and interest in and to all assignable and transferable trade names, trademarks, logos and service marks (in each case, if any) owned by Seller and utilized by Seller solely in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Seller, its affiliates, the property manager, if any, and the tenants) to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the "Intangible Property Rights").

            The Personal Property, Tenant Leases, Licenses and Permits, Service Contracts and Intangible Property Rights are hereinafter collectively referred to as the "Assigned Property."

            Seller has executed this General Conveyance, Bill of Sale, Assignment and Assumption (this "General Conveyance") and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Assigned Property and Purchaser has accepted this General Conveyance and purchased the Assigned Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF PURCHASE AND SALE BETWEEN SELLER AND PURCHASER DATED __________, 2006 (the "Purchase Agreement") AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE ASSIGNED PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

            Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe
(i) all of the obligations and covenants of Seller under the Tenant Leases assigned to Purchaser, which are to be performed or observed on or subsequent to the date hereof, (ii) all of the covenants and obligations of Seller under the Service Contracts and Licenses and Permits, which are to be performed or observed on or subsequent to the date hereof, (iii) all obligations and covenants of Seller under the Tenant Leases, the Service Contracts and the Licenses and Permits assigned to Purchaser relating to the physical or environmental condition of the Real Property and Improvements, regardless of whether such obligations arise before or after the date hereof and (iv) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the leases of space in the Real Property and Improvements to the extent payable prior to, on or after the date hereof under or with respect to the Tenant Leases or any other lease of the Improvements. Purchaser further agrees to indemnify Seller and hold Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Seller by reason of or arising out of any failure by Purchaser to perform or observe the obligations, covenants, terms and conditions assumed by Purchaser hereunder.

            To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

            In the event of any litigation between Seller and Purchaser arising out of the obligations of either party under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees.

            This Assignment shall be binding on and inure to the benefit of Seller and Purchaser and their respective successors in interest and assigns.

            EXECUTED as of the ______ day of __________, 2006.

                                    PURCHASER:


                                    _________________________________
                                    _________________________________


                                    By: _______________________________________

                                    Name: _____________________________________

                                    Title: ____________________________________

                                    SELLER:

                                    _____________________________


                                    By: _______________________________________

                                    Name: _____________________________________

                                    Title: ____________________________________

                                    EXHIBIT G

                                  FORM OF DEED





_______________________Above Space Reserved for Recording_______________________

After recording, return to:
King & Spalding LLP
1100 Louisiana Street, Suite 4000
Houston, Texas 77002
Attention: Peter Oxman, Esq.


STATE OF GEORGIA

COUNTY OF ________

                              LIMITED WARRANTY DEED

      THIS INDENTURE, made as of this ____ day of ________, 2006, by and between ONE OVERTON PARK, LLC, a Delaware limited liability company, as party of the first part (hereinafter called "Grantor"), and FSP ONE OVERTON PARK LLC, a Delaware limited liability company, as party of the second part (hereinafter called "Grantee") (the words "Grantor" and "Grantee" to include their respective successors and assigns where the context requires or permits);

                           W I T N E S S E T H, That:

      GRANTOR, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto said Grantee, all that certain real property lying and being in ______ County, Georgia, being more particularly described on Exhibit A attached hereto and by this reference made a part hereof, together with any and all right, title and interest of Grantor in and to (a) the improvements and fixtures located thereon or attached thereto, and (b) all easements, licenses and benefits appurtenant thereto (hereinafter referred to as the "Property") subject to those matters set forth on Exhibit B, attached hereto and by this reference made a part hereof.

      TO HAVE AND TO HOLD the Property in fee simple forever with all and singular the rights and appurtenances thereof, to the same being, belonging, or in anywise appertaining, subject to those matters set forth on Exhibit B attached hereto.

      AND GRANTOR will warrant and forever defend the right and title to the Property unto Grantee against the claims of all persons claiming by, through or under Grantor, but not otherwise, subject to those matters set forth on Exhibit B, attached hereto and by this reference made a part hereof.

      IN WITNESS WHEREOF, Grantor has caused this instrument to be signed and sealed on its behalf by its duly authorized officers the day and year first above written.

                                    GRANTOR:

Signed, sealed and delivered        ONE OVERTON PARK, LLC, a
this ___ day of ______, 2006        Delaware limited liability company
in the presence of:
                                    By:   _______________________
____________________________              Name: _________________
Unofficial Witness                        Title:  __________________


____________________________
Notary Public

My commission expires:


____________________________
     [NOTARIAL SEAL]

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                           Permitted Title Exceptions

                                    [to come]

                                    EXHIBIT H

                        NON-FOREIGN ENTITY CERTIFICATION



      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _____________________, a Texas limited partnership (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

      1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2. Transferor's U.S. employer identification number is _______________;
and

      3. Transferor's office address is

            ______________________________
            ______________________________
            ______________________________

      Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

      Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.


                                    TRANSFEROR:


                                    By: _______________________________________

                                    Name: _____________________________________

                                    Title: ____________________________________

                                    EXHIBIT I

                                Service Contracts

Cleaning

Contractor:               HTH Building Services
Contract Amount:          Average of $16,000 per month
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days written notice without cause.
Service                   Criteria: Clean the interior of the Building on a
                          daily basis to include tenant suites, common areas, rest rooms, elevators, equipment rooms, etc. Clean the walkways around the perimeter of the Building and the loading dock.

Security

Contractor:               Allied/Barton Protective Services, Inc.
Contract Amount:          Average of $14,366 per month
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Provide 24-hour per day, 365 days per year
                          security coverage.


Elevators

Contractor:               Fujitec
Contract Amount:          Average $4,250 per month
Cancellation Rights:      The contract may be terminated with (60) days
                          prior written notice with cause.
Service Criteria:         Provide maintenance of the six passenger, one
                          freight and three garage elevators.

Trash Hauling

Contractor:               A to Z Waste
Contract Amount:          Average $1,200 per month
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Disposal of trash and maintenance of compactor.


Metal Refinishing

Contractor:               Stuart Dean
Contract Amount:          $685 per month
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Refinish the metal surfaces throughout the
                          Building.

Marble Refinishing

Contractor:               Marblelife of Atlanta
Contract Amount:          Average $500 per month
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Refinish the marble floor in the lobby.


Wood Refinishing

Contractor:               Williamson Restoration
Contract Amount:          $70.00 per month
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Refinish wood material throughout the Building.


Interior Landscaping

Contractor:               Corporate Oasis Interiorscapes
Contract Amount:          $70.00 per month
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Provide and maintain plants located in the
                          Management Office.


Exterior Landscaping

Contractor:               Park Landscape Services
Contract Amount:          $8,945 per year
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Cut grass, fertilize, trim shrubbery/trees,
                          mulch and monitor irrigation water system, maintain color rotations.


Window Washing

Contractor:               SBS Management Company, Inc.
Contract Amount:          $175-$3,350 (depending on the service performed)
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days written notice without cause.
Service                   Criteria: Cleaning of all exterior lobby window
                          surfaces once per month, cleaning of interior lobby window surfaces 4 times per year, cleaning of the outside tower window surfaces twice per year and cleaning of the interior tower surface windows once per year.

Alarm Monitoring

Contractor:               Simplex Grinnell
Contract Amount:          $655.50 per year
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Perform all alarm monitoring on all central
                          station alarm monitoring equipment.


Pest Control

Contractor:               Rentokil Pest Control
Contract Amount:          $111 per month
Cancellation Rights:      Either party may terminate the contract
                          immediately with cause or upon thirty (30) days
                          written notice without cause.
Service Criteria:         Elimination of rats, mice, cockroaches,
                          crickets, silverfish, ants and other crawling insects (with the exception of pharaoh ants, fire ants and termites).

                            FSP ONE OVERTON PARK LLC
                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880


                                        May 24, 2006


Via Facsimile at (713) 966-2020 and FedEx Overnight Delivery

Mr. Jeffrey C. Hines
One Overton Park LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

      RE: Acquisition of One Overton Park

Dear Mr. Hines:

      Reference is hereby made to that certain Agreement of Sale and Purchase between One Overton Park LLC and the undersigned dated May 19, 2006 (the "Agreement"). All capitalized terms used but not otherwise defined in this letter shall have the meanings set forth in the Agreement.

      Pursuant to Section 5.l(a) of the Agreement, this letter shall constitute Purchaser's notice of its election to extend the Inspection Period from May 30, 2006 to June 5, 2006. Accordingly, the Closing Date is now June 12, 2006.

                                        Sincerely,

                                        FSP ONE OVERTON PARK LLC


                                        By: /s/ George J. Carter
                                            -------------------------
                                            George J. Carter
                                            President

cc:   C. Kevin Shannahan (via e-mail)
      Kurt Hartman (via e-mail)
      Peter M. Oxman, Esq. (via e-mail)
      Paul Saylor (via e-mail)
      Richard Haas (via e-mail)
      Thomas E. D. Millspaugh, Esq. (via e-mail)
      Janet Notopoulos
      Toby Daley

                              One Overton Park LLC
                     c/o Hines Interests Limited Partnership
                             2800 Post Oak Boulevard
                                Houston, TX 77056


June 5, 2006

FSP One Overton Park LLC
c/o Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880-6210
Attn: George J. Carter


Dear George:

      Reference is made to that certain Agreement of Sale and Purchase (the "Agreement") dated May 19, 2006, by and between One Overton Park LLC ("Seller") and FSP One Overton Park LLC ("Purchaser") relating the land and improvements commonly known as "One Overton Park" (the "Property") and those certain letters, dated June 2, 2006 and June 5, 2006, respectively, from Wilmer Cutler Pickering Hale and Dorr LLP to Seller setting forth Purchaser's objections to title and survey matters (collectively, the "Objection Letters"). All capitalized terms used but not otherwise defined in this letter shall have the meanings given to them in the Agreement. Seller and Purchaser agree as follows:

      The Inspection Period, defined in Section 5.1 of the Agreement, is hereby extended through June 9, 2006, provided, however, that such extension relates solely to the matters set forth in the Objection Letters. Purchaser shall have the right to terminate the Agreement by delivering a Termination Notice on or before the expiration of the Inspection Period, as provided in Section 5.1, but only based on matters addressed in the Objection Letters (and not based on other matters which are not addressed in the Objection Letters).

      The date by which Seller is required to respond to Purchaser's objections to title and survey, set forth in the second sentence of Section 6.2(b) of the Agreement, shall be changed to three (3) days from the expiration of the Inspection Period (as modified hereinabove).

      The Closing Date under the Agreement, defined in Section 1.1 of the Agreement, is hereby changed to June 19, 2006; provided, however, that Seller may, at its sole option, postpone the Closing Date for an additional five (5) days by providing written notice to Purchaser of such postponement prior to the Closing Date.

      All other terms and conditions of the Agreement shall remain in full force and effect, binding on the parties and unmodified except as expressly set forth herein.


                      [signature appears on following page]

FSP One Overton Park
June 5, 2006
Page 2


      Please confirm your agreement with the foregoing by countersigning in the space provided below and returning one (1) original copy of this letter to the undersigned.


                                        Sincerely,


                                        /s/ Kurt Hartman

                                        Kurt Hartman
                                        Vice President


Agreed on this 5th day of June, 2006

FSP ONE OVERTON PARK LLC


By:   /s/ Scott H. Carter
      -----------------------
      Name: Scott H. Carter
      Title: Assistant Secretary


cc:   Ted Millspaugh, Esq. (WilmerHale)
      Gershon Seiferas, Esq. (WilmerHale)
      Laura Seidol, Esq. (Womble Carlyle Sandrige & Rice PLLC)
      Victoria Kerr (Hines)
      Clay Howell, Esq. (King & Spalding LLP)
      Peter M. Oxman, Esq. (King & Spalding LLP)
      Martha Caire (King & Spalding LLP)

                              One Overton Park LLC
                     c/o Hines Interests Limited Partnership
                             2800 Post Oak Boulevard
                                Houston, TX 77056


June 19, 2006

FSP One Overton Park LLC
c/o Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880-6210
Attn: George J. Carter


Dear George:

      Reference is hereby made to that certain Agreement of Sale and Purchase between One Overton Park LLC ("Seller") and FSP One Overton Park LLC ("Purchaser"), dated May 19, 2006 (the "Agreement") and that certain letter from Seller to Purchaser dated June 5, 2006 (the "Extension Letter") whereby the Closing Date was extended until June 19, 2006. All capitalized terms used but not otherwise defined in this letter shall have the meanings given to them in the Agreement.

      This letter shall constitute Seller's notice of its election to extend the Closing Date pursuant to the Extension Letter. Accordingly, the Closing Date is now June 22, 2006.


                                        Sincerely,


                                        /s/ Kurt Hartman

                                        Kurt Hartman
                                        Vice President


cc:   Ted Millspaugh, Esq. (WilmerHale)
      Gershon Seiferas, Esq. (WilmerHale)
      Victoria Kerr (Hines)
      Clay Howell, Esq. (King & Spalding LLP)
      Peter M. Oxman, Esq. (King & Spalding LLP)
      Martha Caire (King & Spalding LLP)

                              One Overton Park LLC
                     c/o Hines Interests Limited Partnership
                             2800 Post Oak Boulevard
                                Houston, TX 77056


June 22, 2006

FSP One Overton Park LLC
c/o Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880-6210
Attn: George J. Carter


Dear George:

      Reference is hereby made to that certain Agreement of Sale and Purchase between One Overton Park LLC ("Seller") and FSP One Overton Park LLC ("Purchaser"), dated May 19, 2006 (the "Agreement") and that certain letter from Seller to Purchaser dated June 19, 2006, whereby the Closing Date was extended until June 22, 2006. All capitalized terms used but not otherwise defined in this letter shall have the meanings given to them in the Agreement.

      The Seller desires to further extend the Closing Date. Accordingly, the Closing Date is now June 23, 2006.

      Please indicate your acceptance of the foregoing by countersigning in the space provided below and returning one (1) original of this letter to the undersigned at the address set forth above.


                                        Sincerely,


                                        /s/ Kurt Hartman

                                        Kurt Hartman
                                        Vice President

Agreed to and accepted
this 22 of June, 2006

      FSP ONE OVERTON PARK LLC


By:   /s/ George J. Carter
      ----------------------
      Name: George J. Carter
      Title: President

cc:   Ted Millspaugh, Esq. (WilmerHale)
      Gershon Seiferas, Esq. (WilmerHale)
      Victoria Kerr (Hines)
      Clay Howell, Esq. (King & Spalding LLP)
      Richard Heaton, Esq. (King & Spalding LLP)
      Martha Caire (King & Spalding LLP)

                              One Overton Park LLC
                     c/o Hines Interests Limited Partnership
                             2800 Post Oak Boulevard
                                Houston, TX 77056


June 23, 2006

FSP One Overton Park LLC
c/o Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880-6210
Attn: George J. Carter


Dear George:

      Reference is hereby made to that certain Agreement of Sale and Purchase between One Overton Park LLC ("Seller") and FSP One Overton Park LLC ("Purchaser"), dated May 19, 2006 (the "Agreement") and that certain letter from Seller to Purchaser dated June 22, 2006, whereby the Closing Date was extended until June 23, 2006. All capitalized terms used but not otherwise defined in this letter shall have the meanings given to them in the Agreement.

      The Seller desires to further extend the Closing Date. Accordingly, the Closing Date is now June 27, 2006.

      Please indicate your acceptance of the foregoing by countersigning in the space provided below and returning one (1) original of this letter to the undersigned at the address set forth above.


                                        Sincerely,


                                        /s/ Kurt Hartman

                                        Kurt Hartman
                                        Vice President


Agreed to and accepted
this 23 of June, 2006

      FSP ONE OVERTON PARK LLC


By:   /s/ George J. Carter
      ----------------------
      Name: George J. Carter
      Title: President

cc:   Ted Millspaugh, Esq. (WilmerHale)
      Gershon Seiferas, Esq. (WilmerHale)
      Victoria Kerr (Hines)
      Clay Howell, Esq. (King & Spalding LLP)
      Peter Oxman, Esq. (King & Spalding LLP)
      Richard Heaton, Esq. (King & Spalding LLP)
      Martha Caire (King & Spalding LLP)